                                                                 EXHIBIT 10.CC.2
================================================================================



                           SECOND AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                         DIAMOND POWER VENTURES, L.L.C.


                           Dated as of April 24, 2002


                                   ----------


                                Project Gemstone




================================================================================


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                                TABLE OF CONTENTS

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ARTICLE I             FORMATION AND CONTINUATION OF Diamond......................................................1

         Section 1.1       Formation and Continuation of Diamond.................................................1
         Section 1.2       Name..................................................................................2
         Section 1.3       Business of Diamond...................................................................2
         Section 1.4       Location of Principal Place of Business; Registered Office............................2
         Section 1.5       Filings; Registered Agent.............................................................2
         Section 1.6       Term..................................................................................3
         Section 1.7       Title to Diamond Property.............................................................4
         Section 1.8       Payments of Individual Obligations....................................................4

ARTICLE II            DEFINITIONS................................................................................4

         Section 2.1       Definitions...........................................................................4
         Section 2.2       Rules of Construction.................................................................4

ARTICLE III           INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS...........................4

         Section 3.1       Interests.............................................................................4
         Section 3.2       Diamond Class A Member and Diamond Class B Members....................................5
         Section 3.3       Additional Capital Contributions......................................................5
         Section 3.4       Additional Agreements Among Members...................................................8

ARTICLE IV            ALLOCATION OF NET INCOME AND NET LOSS......................................................9

         Section 4.1       Allocation of Net Income and Net Losses...............................................9
         Section 4.2       Allocations After the Extension Period or the Mark-to-Market Measurement Date........10
         Section 4.3       [Reserved]...........................................................................10
         Section 4.4       Special Tax Allocations..............................................................10
         Section 4.5       Curative Allocations.................................................................12
         Section 4.6       Loss Limitation......................................................................12
         Section 4.7       Other Allocation Rules...............................................................13
         Section 4.8       Tax Allocations; Code Section 704(c).................................................13
         Section 4.9       Order of Allocations.................................................................14

ARTICLE V             DISTRIBUTIONS; WITHDRAWALS................................................................15

         Section 5.1       Payments.............................................................................15
         Section 5.2       More than One Diamond Class A Member or Diamond Class B Member.......................17
         Section 5.3       Amounts Withheld.....................................................................17
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         Section 5.4       Deemed Distributions and Payments to Diamond Class A Member..........................18
         Section 5.5       Notice of Certain Distributions......................................................18

ARTICLE VI            MANAGEMENT................................................................................19

         Section 6.1       Management of Diamond................................................................19
         Section 6.2       Right to Rely on the Managing Member.................................................22
         Section 6.3       Decisions Requiring Unanimous Member Consent.........................................22
         Section 6.4       Consents of the Diamond Class A Member...............................................28
         Section 6.5       Duties and Obligations of the Managing Member........................................29
         Section 6.6       Compensation and Expenses............................................................31
         Section 6.7       Demand on EPED B Demand Loans and Garnet Demand Loans Held by Diamond, Diamond
                           Holdings, Aquamarine, Peridot and their Subsidiaries.................................31
         Section 6.8       Execution of other Transaction Documents; Matters Relating to Diamond
                           Holdings, Aquamarine and Peridot.....................................................32
         Section 6.9       Determination of Interest Rate on EPED B Demand Loans and Garnet Demand Loans........32
         Section 6.10      Certain Assets.......................................................................33
         Section 6.11      Covenant of the Managing Member......................................................33
         Section 6.12      Certain Covenants Relating to the Separateness of Diamond............................34

ARTICLE VII           ROLE OF NON-MANAGING MEMBERS..............................................................36

         Section 7.1       Rights or Powers.....................................................................36
         Section 7.2       Voting Rights........................................................................36
         Section 7.3       Procedure for Consent................................................................36
         Section 7.4       Special Rights of the Diamond Class A Member.........................................36

ARTICLE VIII          ACCOUNTING; BOOKS AND RECORDS.............................................................37

         Section 8.1       Accounting; Books and Records........................................................37
         Section 8.2       Reports..............................................................................38
         Section 8.3       Tax Matters..........................................................................40
         Section 8.4       Proprietary Information..............................................................41

ARTICLE IX            AMENDMENTS; MEETINGS......................................................................41

         Section 9.1       Amendments...........................................................................41
         Section 9.2       Meetings of the Members..............................................................41
         Section 9.3       Unanimous Consent....................................................................42
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE X             TRANSFERS OF INTERESTS....................................................................42

         Section 10.1      Restriction on Dispositions of Interests.............................................42
         Section 10.2      Prohibited Dispositions..............................................................43

ARTICLE XI            RETIREMENT OPTION; PURCHASE OPTION; ASSET REMEDY; EXTENSION PERIOD........................44

         Section 11.1      Diamond Class B Member's Retirement Option...........................................44
         Section 11.2      Diamond Class B Member's Purchase Option.............................................46
         Section 11.3      Diamond Asset Remedy.................................................................50
         Section 11.4      Asset Sales..........................................................................51
         Section 11.5      Extension Period.....................................................................51

ARTICLE XII           DISSOLUTION AND WINDING UP................................................................54

         Section 12.1      Liquidating Events...................................................................54
         Section 12.2      Winding Up...........................................................................54
         Section 12.3      Restoration of Deficit Capital Accounts; Compliance With Timing Requirements
                           of Regulations.......................................................................55
         Section 12.4      Deemed Distribution and Recontribution...............................................56
         Section 12.5      Rights of Members....................................................................56
         Section 12.6      Notice of Dissolution................................................................56
         Section 12.7      Character of Liquidating Distributions...............................................57
         Section 12.8      The Liquidator.......................................................................57
         Section 12.9      Form of Liquidating Distributions....................................................57
         Section 12.10     Liquidation Notice...................................................................58

ARTICLE XIII          MISCELLANEOUS.............................................................................59

         Section 13.1      Amendments...........................................................................59
         Section 13.2      Notices..............................................................................59
         Section 13.3      No Waiver; Cumulative Remedies.......................................................59
         Section 13.4      Waiver of Jury Trial.................................................................59
         Section 13.5      Counterparts.........................................................................60
         Section 13.6      Survival of Representations, Warranties and Indemnities: Entire Agreement............60
         Section 13.7      Severability.........................................................................60
         Section 13.8      Construction.........................................................................60
         Section 13.9      [Reserved]...........................................................................60
         Section 13.10     Governing Law........................................................................60
         Section 13.11     Waiver of Action for Partition.......................................................61
         Section 13.12     Consent to Jurisdiction..............................................................61
         Section 13.13     Specific Performance.................................................................61
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         Section 13.14     [Reserved]...........................................................................61
         Section 13.15     Consent to Collateral Assignment by Diamond Class A Member; Rights of Action.........61
         Section 13.16     Effectiveness........................................................................62
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                                    SCHEDULES

         Schedule 3.2(a)            Members and Capital Accounts
         Schedule 3.2(b)            Specified Diamond Assets
         Schedule 6.3(f)            Budget Parameters
         Schedule 6.10              Assets To be Held by Aquamarine and Peridot
         Schedule 13.2              Notice Information

                                    EXHIBITS

         Exhibit A:                 Form of Membership Interest

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         DIAMOND POWER VENTURES, L.L.C.

         SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "DIAMOND LLC AGREEMENT") of DIAMOND POWER VENTURES, L.L.C. ("DIAMOND"), dated as of April 24, 2002, among DIAMOND, GARNET POWER HOLDINGS, L.L.C., a Delaware limited liability company ("GARNET"), and GEMSTONE INVESTOR LIMITED, an exempted company incorporated in the Cayman Islands ("INVESTOR").

                             PRELIMINARY STATEMENTS

         Diamond was formed as a limited liability company under and pursuant to the provisions of the LLC Act (as hereinafter defined), with Garnet as the initial member of Diamond, pursuant to the filing of the Diamond Certificate of Formation on September 6, 2001 and the execution of the Limited Liability Company Agreement of Diamond Power Ventures, L.L.C. dated as of September 6, 2001 (the "ORIGINAL DIAMOND LLC AGREEMENT"), as amended and restated by that certain Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2001 (the "EXISTING DIAMOND LLC AGREEMENT").

         On the Closing Date, (i) Investor was admitted to Diamond as the sole Diamond Class A Member, (ii) Investor made a Cash Capital Contribution in the amount of $238,330,926.40 to Diamond, (iii) Garnet was converted to and admitted as the sole Diamond Class B Member and Managing Member of Diamond, (iv) Garnet made a Capital Contribution to Diamond of Cash in the amount of $280,782,709.63 and of certain Brazilian power projects and (v) Diamond made a Capital Contribution of Cash in the amount of approximately $520,000,000 and of certain Brazilian power projects to Diamond Power Holdings, L.L.C. ("DIAMOND HOLDINGS"), thereby increasing the value of its investment represented by the Diamond Holdings Interest.

         The parties hereto have agreed to enter into this Diamond LLC Agreement to further amend and restate the Existing Diamond LLC Agreement effective on and as of the Effective Date in accordance with Section 13.16.

                                    ARTICLE I

                      FORMATION AND CONTINUATION OF DIAMOND

         Section 1.1 Formation and Continuation of Diamond. Diamond was formed as a limited liability company under the LLC Act by the filing of the Diamond Certificate of Formation on September 6, 2001, with the Secretary of State. The parties hereto agree to continue Diamond as a limited liability company. The Members agree that the Existing Diamond LLC Agreement is hereby amended and restated in its entirety as set forth in, and is hereby superseded in its entirety by, this Diamond LLC Agreement effective as of the Effective Date.

                                                           Diamond LLC Agreement


         Section 1.2 Name. The name of Diamond shall continue to be "Diamond Power Ventures, L.L.C.", and all business of Diamond shall continue to be conducted in such name or, in the discretion of the Managing Member, under any other name; provided, however, that (a) in no event shall the name of Diamond include (i) the name of the Diamond Class A Member, (ii) to the extent that the Managing Member shall have actual knowledge thereof, the name of any Affiliate of the Diamond Class A Member, (iii) the name of any Class A Shareholder or (iv) any abbreviation of any name described in clause (i), (ii) or (iii), and (b) the Managing Member may change the name of Diamond only upon executing and filing an amendment to the Diamond Certificate of Formation.

         Section 1.3 Business of Diamond. The purposes of Diamond are limited to
(i) engaging in the business of owning investments in Diamond Permitted Assets, managing, protecting and conserving such investments in Diamond Permitted Assets, and making additional investments in Diamond Permitted Assets, (ii) entering into, and performing its obligations under and consummating the transactions contemplated by, the Diamond Documents, (iii) engaging in such additional business endeavors as are permitted under this Diamond LLC Agreement and (iv) engaging in activities related or incidental to the foregoing. Diamond, and the Managing Member on behalf of Diamond, may enter into and perform Diamond's obligations under the Diamond Documents and, subject to Sections 6.3 and 7.4, all documents, agreements, certificates and financing statements required to be entered into in order to consummate the transactions contemplated thereby, all without further act, vote or approval of any Person. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Managing Member to enter into other agreements or documents on behalf of Diamond in accordance with the terms of this Diamond LLC Agreement and the other Diamond Documents, and the Managing Member is hereby directed by the Members to enter into on behalf of Diamond, the Diamond Documents to which Diamond is or is to be a party and which have not previously been entered into by or on behalf of Diamond. The Managing Member shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of Diamond set forth in this Section 1.3 and shall have, without limitation, any and all powers that may be exercised on behalf of Diamond by the Managing Member pursuant to Article VI.

         Section 1.4 Location of Principal Place of Business; Registered Office. The principal place of business of Diamond shall be at c/o El Paso, Av. Pasteur, 154, Botafogo, Rio de Janeiro, Brazil. The registered office of Diamond in the State of Delaware is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention: Corporate Trust Administration.

         Section 1.5 Filings; Registered Agent.

         (a) Filings. The Managing Member shall take any and all other actions necessary to perfect and maintain the status of Diamond as a limited liability company under the laws of the State of Delaware, including the preparation, execution and filing of amendments to the Diamond Certificate of Formation and such other certificates, documents and instruments as may be required by law. In addition, the Managing Member in its sole discretion may register or qualify Diamond as a limited liability company in any jurisdiction outside the United States, including each other jurisdiction in which registration or qualification is necessary or appropriate

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                                                           Diamond LLC Agreement


because the properties or activities of Diamond are located in that jurisdiction; provided, however, that (i) Diamond shall not maintain a place of business in any jurisdiction in the United States, (ii) the Managing Member shall not cause any of the properties or activities of Diamond (whether directly or indirectly through Project Companies or otherwise) to be located in any jurisdiction in the United States, (iii) the Managing Member shall notify the Diamond Class A Member if, following reasonable investigation (which the Managing Member shall be obligated to undertake), the Managing Member knows or reasonably should know that, solely as a result of Diamond doing business in any other such jurisdiction, the Diamond Class A Member would be required under the laws of such jurisdiction to qualify to do business in such jurisdiction and
(iv) Diamond shall not conduct business in any jurisdiction other than Brazil wherein the conduct by Diamond of business in such jurisdiction would reasonably be expected to subject the Diamond Class A Member to any tax, penalty, liability or cost except to the extent that (x) such tax, penalty, liability or cost results from the activities of the Diamond Class A Member in such jurisdiction (other than those activities in connection with the transactions contemplated hereby) or (y) the Diamond Class A Member is indemnified (or would have been indemnified if it had complied with the provisions of the Transaction Documents applicable to it) for such tax, penalty, liability or cost under Section 5.5 or 6.1(a) of the Participation Agreement or under any other provision of this Diamond LLC Agreement or any other Transaction Document and such tax, penalty, liability or cost is not a criminal penalty or liability.

         (b) Delivery of Certificates, etc. in Connection With Qualification of Diamond. At the request of the Managing Member, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Diamond LLC Agreement that are necessary or appropriate to form, qualify, continue and terminate Diamond as a limited liability company under the laws of the State of Delaware and to qualify, continue and terminate Diamond as a foreign limited liability company in all other jurisdictions in which Diamond may so qualify, all to the extent contemplated and required by this Diamond LLC Agreement.

         (c) Registered Agent. The registered agent for service of process on Diamond in the State of Delaware shall be Wilmington Trust Company, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890, Attention:
Corporate Trust Administration or any successor as appointed by the Managing Member in accordance with the LLC Act.

         (d) Dissolution. Upon the dissolution and completion of the winding up and liquidation of Diamond, the Liquidator, as an authorized person within the meaning of the LLC Act, shall promptly execute and cause to be filed statements of intent to dissolve and certificates of cancellation in accordance with the LLC Act and the laws of any other states or jurisdictions in which the Liquidator deems such filing necessary or advisable.

         Section 1.6 Term. The term of Diamond commenced on the date the certificate of formation described in Section 18-201 of the LLC Act (as amended from time to time, the "DIAMOND CERTIFICATE OF FORMATION") was filed in the office of the Secretary of State in accordance with the LLC Act and shall continue until the winding up and liquidation of Diamond and the completion of its business following a Liquidating Event as provided in Article XII.

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                                                           Diamond LLC Agreement

         Section 1.7 Title to Diamond Property. All Diamond Property shall be owned by Diamond as an entity, and no Member shall have any ownership interest in such property in its individual name or right. Each Member's interest in Diamond shall be personal property for all purposes. Diamond shall hold all of its property in the name of Diamond and not in the name of any Member.

         Section 1.8 Payments of Individual Obligations. Diamond's credit and assets shall be used solely for the benefit of Diamond, and no asset of Diamond shall be transferred or encumbered for or in payment of any individual obligation of any Member.

                                   ARTICLE II

                                   DEFINITIONS

         Section 2.1 Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Diamond LLC Agreement (including the Preliminary Statements and the Schedules and Exhibits hereto) shall have the meanings set forth in Section 1.01 of Annex A to the Amended and Restated Participation Agreement dated as of the Signing Date (as amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof and any other Transaction Document applicable thereto, the "PARTICIPATION AGREEMENT"), among El Paso, EPED Holding, EPED B, Investor, the Co-Issuer, Jewel, Topaz, Emerald, Citrine, Garnet, Diamond, Diamond Holdings, Amethyst, Aquamarine, Peridot, the Share Trust, the Management Company (each as defined therein), Wilmington Trust Company and The Bank of New York.

         Section 2.2 Rules of Construction. This Diamond LLC Agreement and the definitions referred to in Section 2.1 shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A to the Participation Agreement.

                                   ARTICLE III

        INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS

         Section 3.1 Interests. There shall be two classes of Diamond Interests: a Diamond Class A Member Interest and a Diamond Class B Member Interest. Certificates in the form attached as Exhibit A hereto (each, a "CERTIFICATE OF INTEREST") shall be issued to each Diamond Class A Member and Diamond Class B Member to evidence their respective Diamond Interests herein. Each of the parties hereto hereby acknowledges and agrees that the Diamond Interests shall constitute "securities" governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction. The holder of the Diamond Class A Member Interest shall have all of the rights and obligations provided to the Diamond Class A Member under this Diamond LLC Agreement and the LLC Act, and the holder of the Diamond Class B Member Interest shall have all of the rights and obligations provided to the Diamond Class B Member under this Diamond LLC Agreement and the LLC Act.

                                                           Diamond LLC Agreement


         Section 3.2 Diamond Class A Member and Diamond Class B Members.

         (a) Diamond Class A Member. On and as of the Closing Date, Investor, as Diamond Class A Member, made a Capital Contribution to Diamond in Cash in the amount of $238,330,926.40, and after giving effect to such Capital Contribution and the other transactions effected on and as of the Closing Date, (i) the name and address of the Diamond Class A Member and the Capital Account balance of the Diamond Class A Member was reflected in the books and records of Diamond as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Diamond a Certificate of Interest in the name of the Diamond Class A Member representing its Diamond Class A Member Interest.

         (b) Diamond Class B Member. On and as of the Closing Date, Garnet's interest in Diamond under the Original Diamond LLC Agreement was converted into a Diamond Class B Member Interest and Garnet, as the Diamond Class B Member, made Capital Contributions to Diamond of (x) the Specified Diamond Assets indicated on Schedule 3.2(b) as being contributed on the Closing Date and (y) $280,782,709.63 in Cash. After giving effect to such Capital Contributions and the other transactions effected on and as of the Closing Date, (i) the name and address of the Diamond Class B Member and the Capital Account balance of the Diamond Class B Member on and as of the Closing Date was reflected in the books and records of Diamond as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Diamond a Certificate of Interest in the name of the Diamond Class B Member representing its Diamond Class B Member Interest.

         Section 3.3 Additional Capital Contributions.

         (a) Capital Contributions. The Diamond Class B Member shall be permitted (and, in the case of clauses (ii) and (iii), deemed) to make the additional Capital Contributions to Diamond described in clauses (i), (ii),
(iii) and (v) below, and the Diamond Class A Member shall be deemed to make additional Capital Contributions to Diamond as set forth in clause (iv) below:

                  (i) Capital Contributions of Diamond Permitted Assets. The Diamond Class B Member may at any time (x) contribute to Diamond Cash, Financial Investments (other than Financial Investments of the type described in clause (g) of the definition thereof), EPED B Demand Loans, Garnet Demand Loans and the Specified Diamond Assets indicated on Schedule 3.2(b) as not being contributed on the Closing Date and (y) subject to Sections 6.3(b), contribute to Diamond additional Diamond Permitted Assets.

                  (ii) Deemed Capital Contributions. The Diamond Class B Member shall be deemed to have made (x) on the date any External Proceeds (without duplication) are distributed under Section 5.05 of the Indenture and/or Section 5.05 of the New Indenture, a Capital Contribution to Diamond in an amount equal to the Diamond External Amount and (y) on the date that any FRCA Proceeds are received by Diamond arising out of a claim in connection with any Garnet Property, a Capital Contribution to Diamond in an amount equal to the FRCA Proceeds attributable to such Garnet Property, and, in each case, the Diamond Class B Member's Capital Account shall be increased by the amount of such deemed Capital Contribution.

                                                           Diamond LLC Agreement


                  (iii) Capital Contributions of Contingent Remarketing Proceeds. Any Contingent Remarketing Proceeds that are paid to Diamond under the Indenture shall be deemed to have been paid to Diamond as a Capital Contribution by the Diamond Class B Member.

                  (iv) Overfund Account. The Diamond Class A Member shall be deemed to have made, on the date any amounts are deposited into (1) the Overfund Account pursuant to Section 5.04 of the Indenture or (2) the Dollar Collection Account pursuant to Section 5.02(b)(v) of the Indenture, a Capital Contribution to Diamond in an amount equal to the lesser of (x) such amounts so deposited and (y) the sum of the accrued and unpaid Diamond Class A Member's Cumulative Priority Return and the accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return, as applicable.

                  (v) Required Capital Contribution by the Diamond Class B Member. (1) On the Extension Period Commencement Date, the Diamond Class B Member shall make a Capital Contribution to Diamond of an amount equal to the excess (if any) of (A) the sum of (i) the aggregate Fair Market Value (as set forth on Schedule 3.2(b)) of the Specified Diamond Assets indicated on Schedule 3.2(b) as not being contributed on the Closing Date and (ii) the excess (if any) of (x) the aggregate amount of Distributions that have been made to the Diamond Class B Member on or prior to the Extension Period Commencement Date over (y) the excess (if any) of (I) cumulative Net Income and items of income and gain allocated to the Diamond Class B Member for the current and all prior Allocation Periods pursuant to Section 4.1 over (II) cumulative Net Losses and items of deduction and loss allocated to the Diamond Class B Member for the current and all prior Allocation Periods pursuant to Section 4.1 over (B) the aggregate amount of Capital Contributions to Diamond made after the Closing Date but prior to the Extension Period Commencement Date by the Diamond Class B Member pursuant to (x) Section 3.3(a)(i) to the extent that the Diamond Class B Member was not required to make such Capital Contribution pursuant to the terms hereof and (y) clause (2) of this Section 3.3(a)(v).

                  (2) If a Note Trigger Event or Shareholder Trigger Event occurs prior to the Extension Period Commencement Date then, on the applicable Asset Remedy Standstill Expiration Date, the Diamond Class B Member shall make a Capital Contribution to Diamond of an amount equal to the excess (if any) of (A) the aggregate Fair Market Value (as set forth on Schedule 3.2(b)) of the Specified Diamond Assets indicated on
         Schedule 3.2(b) as not being contributed on the Closing Date over (B) the aggregate amount of all Capital Contributions to Diamond made by the Diamond Class B Member after the Closing Date but prior to the applicable Asset Remedy Standstill Expiration Date pursuant to Section 3.3(a)(i) to the extent that the Diamond Class B Member was not required to make such Capital Contributions pursuant to the terms hereof.

                  (3) If proceeds of (x) an Asset Remedy, (y) asset sales or asset realizations in connection with an acceleration of the New Notes as result of a New Indenture Event of Default and the enforcement of, or levy on, any judgment obtained in connection therewith or (z) an Asset Disposition are distributed to the New Noteholders pursuant to
         Section 5.05 of the New Indenture, then the Diamond Class B Member shall make a

                                                           Diamond LLC Agreement

         Capital Contribution to Diamond no later than the earlier of (A) 12:00 noon New York City time on the tenth Business Day following the repayment in full of the New Notes and (B) the occurrence of an "Event of Default" described in Section 7.1(e) of the El Paso Credit Facility Agreement with respect to El Paso, (and regardless of whether notice is given to the Class B Member) in an amount equal to the aggregate amount of such proceeds distributed to the New Noteholders from time to time pursuant to the New Indenture.

         (b) Required Capital Contributions by the Diamond Class A Member. So long as (x) EPED B is the managing member of the Diamond Class B Member and the Extension Period Commencement Date has not occurred and (y) no Note Trigger Event, Specified Equity Event or Shareholder Trigger Event has occurred, the Diamond Class B Member may, from time to time on any Business Day after the Closing Date, request additional Capital Contributions by the Diamond Class A Member by delivering to the Diamond Class A Member and the Indenture Trustee a notice requesting additional Cash Capital Contributions by the Diamond Class A Member, specifying (i) the amount of such requested Capital Contribution and
(ii) the Business Day on which such Capital Contribution shall be made (which shall be no less than one Business Day from the date notice is delivered), and the delivery of such notice shall be deemed to be a demand by Diamond and the Diamond Managing Member for a Capital Contribution by the Diamond Class A Member of the amount in Cash specified in such notice on the Business Day specified in such notice. The Diamond Class A Member hereby agrees that it shall, upon its receipt of any such notice, make (or cause to be made on its behalf) the Capital Contribution to Diamond in the amount and on the Business Day specified in such notice; provided, however, that Investor shall not be required to make any such additional Capital Contribution to the extent that the requested Capital Contribution exceeds the amount of Excess Securities Proceeds then held by the Indenture Trustee (or Fiscal Agent) on behalf of Investor in Cash on the date specified in such notice for such Capital Contribution in such notice (after giving effect to any repayments of El Paso Debt Securities and non-Cash Financial Investments into which the Excess Securities Proceeds were invested, to the extent actually repaid). Upon receipt by Diamond of a Capital Contribution by the Diamond Class A Member pursuant to this Section 3.3(b), (x) Diamond shall invest such funds in Financial Investments or other Diamond Permitted Assets (including the making of one or more Capital Contributions to Aquamarine and/or Peridot of all or a portion of such funds) and/or use such funds to fund any other permitted use of funds by Diamond (including any Distribution permitted under Article V and the making of one or more loans to Peridot), in each case as directed by the Managing Member in its sole discretion, and (y) the Diamond Class A Member's Capital Account shall be increased by the amount of such Capital Contribution.

         (c) Capital Contributions by Diamond Class A Member. The Diamond Class A Member shall not be permitted to make Capital Contributions other than (i) the Capital Contribution described in Section 3.2(a), (ii) Capital Contributions required to be made pursuant to Section 3.3(b), and (iii) the deemed Capital Contributions made pursuant to Section 3.3(a)(iv), in each case without the prior written consent of all of the Members.

         (d) Manner or Payment; Interest on Overdue Payments. Payments under this Section 3.3 will be made on the due date for value on that date, in Dollars and immediately available funds. If the Diamond Class B Member defaults in the performance of any payment

                                                           Diamond LLC Agreement


obligation under Section 3.3(a)(v), it will be required to pay interest (before as well as after judgment) on the overdue amount to Diamond on demand in the same currency and funds as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at a rate per annum equal to the Alternate Base Rate plus 2% per annum. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

         Section 3.4 Additional Agreements Among Members.

         (a) Return of Capital Contributions. Except as otherwise provided in
Article V, Article XI or Article XII or in the LLC Act, no Member shall be entitled to demand or receive a return of its Capital Contributions or withdraw its capital from Diamond without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than Cash except as specifically provided in this Diamond LLC Agreement.

         (b) Return on Capital. No Member shall receive any interest or return with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Diamond LLC Agreement.

         (c) Obligations of Diamond. No Member (including the Managing Member) shall be liable for the debts, liabilities, contracts or any other Obligations of Diamond. Except as otherwise required by mandatory provisions of Applicable Law or the provisions of this Article III, the provisions of Section 12.3 and the obligation of the Diamond Class A Member under Section 3.3(b), a Member shall not be required to lend any funds to Diamond or to make any additional Capital Contributions to Diamond. No Member shall have personal liability for the repayment of any Capital Contributions of the other Members.

         (d) Other Investments. Subject, in the case of the Managing Member, to Sections 6.5(d) and 6.5(e), each Member acknowledges that the other Members and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of Diamond, without having or incurring any obligation to offer any interest in such activities or businesses to Diamond or any Member, and neither this Diamond LLC Agreement nor any activity undertaken pursuant to this Diamond LLC Agreement shall prevent any Member or its Affiliates from engaging in such activities, or require any Member to permit Diamond or any Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Diamond LLC Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. Each Member acknowledges that certain conflicts of interest may thus arise and hereby agrees that the specific rights with respect to the Members' and their Affiliates' freedom of action provided in this Section 3.4(d), together with the other provisions of this Diamond LLC Agreement, are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

                                                           Diamond LLC Agreement


                                   ARTICLE IV

                      ALLOCATION OF NET INCOME AND NET LOSS

         Section 4.1 Allocation of Net Income and Net Losses. The Members agree to treat Diamond as a partnership and the Diamond Members as partners thereof for U.S. federal income tax purposes and shall file all tax returns accordingly. Except as otherwise provided in this Article IV, Diamond's Net Income or Net Losses, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Allocation Period ending prior to the earlier of (x) the day immediately following the Mark-to-Market Measurement Date and (y) the Extension Period Termination Date, shall be allocated to the Diamond Members as follows:

         (a) Net Income. Net Income shall be allocated in the following order and priority:

                  (i) First, 100% to the Diamond Class B Member in an amount equal to the excess, if any, of (x) the cumulative Net Losses and items of deduction and loss allocated to the Diamond Class B Member pursuant to Section 4.1(b)(iii) for the current and all prior Allocation Periods, over (y) the cumulative Net Income and items of income and gain allocated to the Diamond Class B Member pursuant to this Section 4.1(a)(i) for all prior Allocation Periods;

                  (ii) Second, 5% to the Diamond Class A Member and 95% to the Diamond Class B Member in an amount equal to the excess, if any, of (x) the cumulative Net Losses and items of deduction and loss allocated to the Diamond Members pursuant to Section 4.1(b)(ii) for the current and all prior Allocation Periods, over (y) the cumulative Net Income and items of income and gain allocated to the Diamond Members pursuant to this Section 4.1(a)(ii) for all prior Allocation Periods; and

                  (iii) Third, 100% of the remainder, if any, to the Diamond Class B Member.

         (b) Net Losses. Net Losses shall be allocated in the following order and priority:

                  (i) First, 100% to the Diamond Class B Member to the extent of the excess, if any, of (i) the cumulative Net Income and items of income and gain allocated pursuant to Section 4.1(a)(iii) for the current and all prior Allocation Periods, over (ii) the cumulative Net Losses and items of deduction and loss allocated pursuant to this
         Section 4.1(b)(i) for all prior Allocation Periods;

                  (ii) Second, 5% to the Diamond Class A Member and 95% to the Diamond Class B Member until the cumulative amount of Net Losses and items of deduction and loss allocated pursuant to this Section 4.1(b)(ii) in the current and all prior Allocation Periods exceeds the cumulative Net Income and items of income and gain allocated pursuant to Section 4.1(a)(ii) for the current and all prior Allocation Periods by $700,000,000;

                  (iii) Third, 100% of the remainder, if any, to the Diamond Class B Member.

                                                           Diamond LLC Agreement


                  Section 4.2 Allocations After the Extension Period or the Mark-to-Market Measurement Date. If no Diamond Liquidating Event shall have occurred, then for each Allocation Period ending on or after the earlier of (a) the day immediately following a Mark-to-Market Measurement Date and (b) the Extension Period Termination Date, all items of Net Income or Net Loss, as the case may be, and each item of income, gain, loss or deduction shall be allocated 100% to the Diamond Class B Member, except as provided in the Diamond Regulatory Allocations.

         Section 4.3 [Reserved].

         Section 4.4 Special Tax Allocations.

         (a) Items Relating to Diamond Extraordinary Liabilities.

                  (i) Items of deduction in an amount equal to Extraordinary Liabilities incurred by Diamond in any Allocation Period shall be allocated 100% to the Diamond Class B Member.

                  (ii) Items of Gross Income in an amount equal to the Expense Recoveries realized by Diamond or any Diamond Project Company in any Allocation Period shall be allocated 100% to the Diamond Class B Member in such Allocation Period.

         In applying this Section 4.4(a), the amounts to be allocated shall be the component items of income, gain, loss and deduction that constitute Diamond's distributive share of income, gain, loss and deduction from any Diamond Project Company or any Qualified Energy Company that is directly or indirectly (in whole or in part) owned by Diamond or any Diamond Operating Subsidiary, even if such component items are not required to be separately stated.

         (b) Minimum Gain Chargeback/Member Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation
Section 1.704-2(d)) for an Allocation Period with respect to Diamond, then there shall be allocated to each Diamond Member items of income and gain of Diamond for that Allocation Period (and if necessary subsequent Allocation Periods) equal to that Diamond Member's share of the net decrease in partnership minimum gain (within the meaning of Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulation Section 1.704-2(f)(2) and (3), and to any exceptions provided by the Commissioner of the Internal Revenue Service pursuant to Regulation Section 1.704-2(f)(5), provided, that if Diamond has any discretion as to an exception provided pursuant to Regulation Section 1.704-2(f)(5), the Tax Matters Member may exercise reasonable discretion on behalf of Diamond, which discretion shall be exercised in good faith so as not to prejudice the interests of any Diamond Member. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

         If during an Allocation Period there is a net decrease in "partner nonrecourse debt minimum gain" (as determined in accordance with Regulation
Section 1.704-2(i)(3)) with respect to Diamond, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Diamond Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulation Section 1.704-2(i)(5)) as of the beginning of the Allocation Period shall,

                                                           Diamond LLC Agreement


subject to the exceptions set forth in Regulation Section 1.704-2(i)(4), be allocated items of income and gain of such Allocation Period for the Allocation Period (and, if necessary, for subsequent Allocation Periods) equal to that Diamond Member's share of the net decrease in the partner nonrecourse minimum gain. The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (c) Qualified Income Offset. If during any Allocation Period a Diamond Member unexpectedly receives any adjustment, allocation or Distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Diamond Member's Adjusted Diamond Capital Account, then there shall be allocated to such Diamond Member items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain of Diamond for such Allocation Period) in an amount and manner sufficient to eliminate such deficit as quickly as possible provided that an allocation pursuant to this Section 4.4(c) shall be made only if and to the extent that the Diamond Class A Member would have a deficit balance in its Adjusted Diamond Capital Account after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.4(c) were not in this Diamond LLC Agreement. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (d) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Article IV, losses, deductions, or expenditures subject to Code
Section 705(a)(2)(B) that are attributable to a particular partner nonrecourse liability shall be allocated to the Diamond Member that bears the economic risk of loss for the liability in accordance with the rules of Regulation Section 1.704-2(i).

         (e) Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Regulation Sections 1.704-2(b)(1) and 1.704-2(c) shall be allocated 100% to the Diamond Class B Member.

         (f) Section 754 Adjustments. To the extent Diamond Capital Accounts are required under Code Section 734(b), including by reason of Regulation Section 1.704-1(b)(2)(iv)(m)(2) or (4), to reflect the adjustment to the adjusted tax basis of an asset as a result of the Distribution to the Diamond Class A Member in complete liquidation of the Diamond Class A Member Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment is an increase) or loss (if the adjustment is a decrease) that is allocated to the Diamond Members in accordance with their interests pursuant to Regulation
Section 1.704-1(b)(2)(iv)(m)(2) or to the Member to whom such Distribution was made pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) as applicable.

         (g) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by Diamond to a Member, other than pursuant to Code
Section 707(a)(2) ("ISSUANCE ITEMS") shall be allocated among the Members and other such allocations to be made under this Diamond LLC Agreement shall be adjusted so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Diamond LLC Agreement to the Diamond

                                                           Diamond LLC Agreement


Class A Member, shall be equal to the net amount that would have been allocated to such Member if the Issuance Items had not been realized.

         (h) [Reserved].

         (i) Allocations Relating to Diamond Retirement Option or Diamond Purchase Option. Notwithstanding any other provision of this Article IV, if the Diamond Class A Member Interest is retired pursuant to Section 11.1 or is purchased pursuant to Section 11.2, then items of income, gain, loss, deduction, and expense of the year of retirement or of purchase shall be allocated as necessary to cause the Diamond Class A Member's Capital Account (after all adjustments hereunder) to equal the amount payable under Section 11.1, in the case of the Diamond Retirement Option, or Section 11.2, in the case of the Diamond Purchase Option (taking into account Section 11.2(h) to the extent applicable).

         (j) Allocations Relating to a Repurchase of the Diamond Class A Member Interest. Notwithstanding any other provision of this Article IV, if the Diamond Class A Member Interest is repurchased pursuant to Section 11.5(e), then items of income, gain, loss, deduction, and expense of the year of repurchase shall be allocated as necessary to cause the Diamond Class A Member's Capital Account (after all adjustments hereunder) to equal the excess of the amount payable to repurchase such interest, pursuant to Section 11.5(e), over any portion of such amount applied towards either the Diamond Class A Member's Cumulative Priority Return or the Diamond Class A Member's Cumulative Extension Period Return, pursuant to Section 11.5(e)(i).

         Section 4.5 Curative Allocations. The allocations set forth in Sections 4.4(b), 4.4(c), 4.4(d), 4.4(e), and 4.4(f) (the "DIAMOND REGULATORY
ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Diamond Regulatory Allocations shall be offset either with other Diamond Regulatory Allocations or with allocations of other items of income, gain, loss or deduction of Diamond pursuant to this Section 4.5. Therefore, notwithstanding any other provision of this Article IV (other than the Diamond Regulatory Allocations), the Managing Member shall make such offsetting allocations of income, gain, loss or deduction of Diamond in whatever manner it determines to be appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Diamond Member would have had if the Diamond Regulatory Allocations were not part of this Diamond LLC Agreement and all items of Diamond were allocated pursuant to this Article IV without regard to the Diamond Regulatory Allocations. In exercising its discretion under this Section 4.5, the Diamond Managing Member shall take into account future Diamond Regulatory Allocations under Section 4.4(c) that, although not yet made, are likely to offset other Diamond Regulatory Allocations previously made under Sections 4.4(d) and 4.4(e).

         Section 4.6 Loss Limitation. The Net Losses allocated pursuant to
Section 4.1(b) and the items of loss or deduction allocated pursuant to Sections
4.4 and 4.5 to the Diamond Class A Member shall not exceed the maximum amount of Net Losses and items of loss or deduction that can be so allocated without causing the Diamond Class A Member to have a deficit balance in its Adjusted Diamond Capital Account at the end of any Allocation Period. All Net Losses and items of loss or deduction in excess of the limitation set forth in this Section
4.6 shall be allocated to the Diamond Class B Member.

                                                           Diamond LLC Agreement


         Section 4.7 Other Allocation Rules.

         (a) Net Income, Net Losses and any other items of income, gain, loss or deduction shall be allocated to the Diamond Members pursuant to this Article IV as of the last day of each Allocation Period; provided that Net Income, Net Losses and such other items shall also be allocated at such other times as the Gross Asset Values of Diamond Property are adjusted pursuant to clause (b) of the definition of Gross Asset Value.

         (b) The Diamond Members hereby agree to be bound by the provisions of this Article IV in reporting their shares of Diamond income and loss for income tax purposes, except to the extent otherwise required by law. The Diamond Members agree, for purposes of maintaining their Diamond Capital Accounts, to be bound by the allocations contained in this Article IV, notwithstanding any allocations for income tax purposes.

         (c) Solely for purposes of determining the Diamond Members' proportionate share of the "excess non recourse liabilities" of Diamond within the meaning of Regulation Section 1.752-3(a)(3), the Diamond Members' interests in profits of Diamond are as follows: 0% to the Diamond Class A Member and 100% to the Diamond Class B Member.

         (d) To the extent permitted by Regulation Section 1.704-2(h)(3), the Managing Member shall endeavor to treat Distributions of Cash as having been made from the proceeds of a nonrecourse liability (within the meaning of Regulation Section 1.704-2(b)(3)) only to the extent that such Distributions would cause or increase any deficit balance of the Diamond Class A Member's Adjusted Diamond Capital Account.

         Section 4.8 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to Diamond shall, solely for tax purposes, be allocated among the Diamond Members so as to take account of any variation between the adjusted basis of such property to Diamond for federal income tax purposes and its Initial Gross Asset Value.

         In the event the Gross Asset Value of any asset of Diamond is adjusted pursuant to clause (b) or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Diamond Managing Member in any manner that reasonably reflects the purpose and intention of this Diamond LLC Agreement, provided that Diamond shall elect to apply any allocation method permitted by the Regulations under Code
Section 704(c). In furtherance of the foregoing, Diamond shall use any reasonable method, in the discretion of the Diamond Managing Member, such that the amount of such tax items allocable to the Diamond Class A Member hereunder for any Allocation Period shall be equal in the aggregate to the amount of book deductions allocable to the Diamond Class A Member hereunder for such Allocation Period. Allocations pursuant to this Section 4.8 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Diamond Member's Capital Account or share

                                                           Diamond LLC Agreement


of Net Income, Net Losses, other items, or Distributions pursuant to any provision of this Diamond LLC Agreement.

         Except as otherwise provided in this Diamond LLC Agreement, for federal, state and local income tax purposes, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated to the Diamond Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 4.1,
4.2 and 4.4.

         To the extent that allocations made pursuant to this Article IV for any Allocation Period ending prior to the commencement of the Extension Period, if any, include the allocation of an item of income or gain that is recaptured as ordinary income under Code Sections 1245, 1250 and 1254 and that is attributable to deductions taken prior to the Closing Date, such ordinary income shall be allocated to the Member to whom the deduction was allocated.

         Section 4.9 Order of Allocations. All allocations made pursuant to this
Article IV shall be made in the following order:

                  (i) Section 4.4(i);

                  (ii) Section 4.4(j);

                  (iii) Section 4.2;

                  (iv) Section 4.4(a);

                  (v) Section 4.4(b);

                  (vi) Section 4.4(c);

                  (vii) Section 4.4(d);

                  (viii) Section 4.4(e);

                  (ix) Section 4.4(g); and

                  (x) Section 4.1.

         Such provisions shall be applied as if all Distributions and allocations were made at the end of the applicable Allocation Period. Where any provision depends on the balance of a Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the applicable Allocation Period. These allocations shall be made consistently with the requirements of Regulation Section 1.704-2(j).

                                                           Diamond LLC Agreement


                                    ARTICLE V

                           DISTRIBUTIONS; WITHDRAWALS

         Section 5.1 Payments.

         (a) Diamond Class A Member's Cumulative Priority Return. Except as otherwise provided in Article XII, on or before 3:30 p.m. (New York City time) on the second Business Day next preceding each Distribution Date occurring prior to the Extension Period Commencement Date, Available Cash of Diamond shall be paid 100% to the Diamond Class A Member, until the Diamond Class A Member receives an amount equal to the excess, if any, of (i) the Diamond Class A Member's Cumulative Priority Return as of such Distribution Date, over (ii) all prior payments to the Diamond Class A Member pursuant to this Section 5.1(a) (including any deemed Section 5.1(a) payments pursuant to Sections 5.4(a)(i) and 5.4(b)(i)). Such amount shall be treated as a "guaranteed payment" within the meaning of Code Section 707(c) and, whether or not paid, shall not affect the Diamond Class A Member's Capital Account.

         (b) Extension Period.

                  (i) Subject to Section 5.1(b)(iii), on or before 10:00 a.m. (New York City time) on each Extension Period Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day), Diamond shall pay the Diamond Class A Member all Available Cash of Diamond (after the payments owing pursuant to Section 5.1(a) are made), until the Diamond Class A Member receives an amount equal to the excess if any of (x) the Diamond Class A Member's Cumulative Extension Period Return, over (y) all prior payments to the Diamond Class A Member pursuant to this Section 5.1(b)(i) (including any deemed Section 5.1(b)(i) payments pursuant to Sections 5.4(a)(ii) and 5.4(b)(ii)). Such amounts shall be treated as a "guaranteed payment" within the meaning of Code Section 707(c) and, whether or not paid, shall not affect the Diamond Class A Member's Capital Account.

                  (ii) Subject to Section 5.1(b)(iii), on or before 10:00 a.m. (New York City time) on each Extension Period Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day), Diamond shall make a Distribution to the Diamond Class A Member of all Available Cash of Diamond (after the payments owing pursuant to Sections 5.1(a) and 5.1(b)(i) are made) until the Capital Account of the Diamond Class A Member shall equal zero (after taking into account all allocations required to be made pursuant to Article IV as of such Extension Period Payment Date).

                  (iii) The Diamond Class A Member may, by providing written notice thereof to the Managing Member no later than three Business Days prior to any Extension Period Payment Date, elect not to receive all or any portion of the Diamond Class A Member's Cumulative Extension Period Return payable under Section 5.1(b)(i) and/or Distributions pursuant to
         Section 5.1(b)(ii) on that or any subsequent Extension Period Payment Date occurring prior to the fourth anniversary of the Extension Period Commencement Date, in which case such amounts shall be treated as accrued but unpaid Diamond Class A Member's Extension Period Return or amounts required to be Distributed pursuant to

                                                           Diamond LLC Agreement

         Section 5.1(b)(ii). Such notice may be revoked in a subsequent notice delivered to the Managing Member no later than three Business Days prior to any Extension Period Payment Date.

         (c) Distributions in Connection with Asset Remedy, Asset Disposition or Asset Sales.

                  (i) Prior to the Extension Period. In connection with (A) the sale of or realization upon one or more assets pursuant to an exercise of the Diamond Asset Remedy, (B) the consummation of an asset sale or a realization upon an asset that is an Investor Asset Sale, (C) the consummation of an Asset Disposition or (D) the receipt by Diamond of any FRCA Proceeds, in each case prior to the Extension Period Commencement Date, Diamond shall pay to the Diamond Class A Member, not later than 12:00 noon (New York City time) on the date of any such sale of assets(s), realizations(s) or receipt of FRCA Proceeds, as applicable, (or, if such sale, realization or disposition or receipt of FRCA Proceeds occurs after 11:00 a.m. (New York City time), not later than 12:00 noon on the next succeeding Business Day), Cash in an aggregate amount equal to the lesser of (1) the aggregate proceeds of such sale or realization or the aggregate amount of such FRCA Proceeds, as applicable, and (2) the sum of the accrued and unpaid Diamond Class A Member's Cumulative Priority Return and the positive balance in the Diamond Class A Member's Capital Account, in each case, as of such date after taking into account all allocations required to be made to the Diamond Class A Member pursuant to Article IV as of such date; provided, that the payment by Diamond under this Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Diamond Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes or
         (B) the consummation of an Asset Disposition shall be subject to the right of the Diamond Class A Member to elect not to receive all or a portion of such proceeds pursuant to Section 6.3(i). Payments pursuant to this Section 5.1(c)(i) shall be treated, for GAAP accounting, tax and all other purposes of the Transaction Documents, as follows:

                           (x) first, as a payment to the Diamond Class A Member
                  pursuant to Section 5.1(a) in an amount up to the accrued and unpaid Diamond Class A Member's Cumulative Priority Return; and

                           (y) second, the excess, as a Distribution to the
                  Diamond Class A Member.

                  (ii) During the Extension Period. In connection with (A) the sale of or realization upon one or more assets pursuant to an exercise of the Asset Remedy, (B) the consummation of an asset sale or a realization upon an asset that is an Investor Asset Sale or (C) the consummation of an Asset Disposition, in each case on or after the Extension Period Commencement Date, Diamond shall pay or Distribute such amounts as set forth in Section 5.1(b); provided, that no payments or Distributions shall be made to the Diamond Class A Member pursuant to this clause (c)(ii) after the Extension Period Termination Date; provided, further, that the preceding proviso shall not be applicable to any payments or Distributions to the Diamond Class A Member pursuant to this clause (c)(ii) with respect to the proceeds of any such asset sale, realization or Asset

                                                           Diamond LLC Agreement


         Disposition initiated prior to the Extension Period Termination Date that have not been paid or Distributed on or prior to the Extension Period Termination Date.

         (d) Distributions in Cash. Except as permitted under Section 11.1(d) or 12.9, no Distribution shall be made to the Diamond Class A Member other than in the form of Cash.

         (e) Distributions to Diamond Class B Member. Prior to the Extension Period Commencement Date and except to the extent such Available Cash is required to be Distributed or paid as provided in Section 5.1(a) or 5.1(c), all Available Cash of Diamond (net of any such Available Cash representing proceeds of Permitted Financial Obligations of Project Companies) shall be Distributed to the Diamond Class B Member on such dates as the Diamond Class B Member shall direct.

         (f) No Other Distributions. Except as provided in this Section 5.1,
Section 5.3, Section 5.4(a)(iii), Section 11.1(d), Section 11.5(e)(ii) and
Article XII, no other Distributions shall be permitted other than any Distribution made with the consent of all the Members pursuant to Section 6.3(i).

         Section 5.2 More than One Diamond Class A Member or Diamond Class B Member.

         (a) More than One Diamond Class A Member. In the event that there is more than one Diamond Class A Member, allocations to the Diamond Class A Member pursuant to Article IV, Distributions and payments to the Diamond Class A Member, and all other references in this Diamond LLC Agreement and the Transaction Documents referring to amounts shall be divided among the Diamond Class A Members in proportion to their respective Diamond Class A Percentages. All references in this Diamond LLC Agreement and the other Transaction Documents to the Diamond Class A Member (or words of similar import) shall be deemed to refer to all of such Diamond Class A Members, collectively.

         (b) More than One Diamond Class B Member. In the event that there is more than one Diamond Class B Member, allocations to the Diamond Class B Member pursuant to Article IV, Distributions to the Diamond Class B Member, and all other references in this Diamond LLC Agreement and the other Transaction Documents referring to amounts shall be divided among the Diamond Class B Members in proportion to their respective Diamond Class B Percentages; provided, that all other references to the Diamond Class B Member (or words of similar import) (including any provisions with respect to notices to or by the Diamond Class B Member or management rights of the Diamond Class B Member) shall be deemed to refer solely to the original Diamond Class B Member.

         Section 5.3 Amounts Withheld. All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign Tax law, with respect to any payment, Distribution or allocation to or by Diamond or to or by the Members and treated by the Code (whether or not withheld pursuant to the Code) or any other applicable Tax law as amounts payable by or in respect of the Members or any Person owning an interest, directly or indirectly, in such Member shall be treated as a Distribution to the Members with respect to which such amount was withheld pursuant to this Article V for all purposes under this Diamond LLC Agreement (including an appropriate debit to such Member's Capital Account).

                                                           Diamond LLC Agreement


         Section 5.4 Deemed Distributions and Payments to Diamond Class A
Member.

         (a) Payment of External Proceeds. Upon the distribution (without duplication) under Section 5.05 of the Indenture and/or under Section 5.05 of the New Indenture of any External Proceeds, Diamond shall be deemed to have made, for GAAP accounting and tax purposes and for all purposes of the Transaction Documents, payments and/or Distributions in an aggregate amount equal to the Diamond External Amount, in the order of priority as follows:

                  (i) first, a payment to the Diamond Class A Member pursuant to
         Section 5.1(a) in an amount up to the accrued and unpaid Diamond Class A Member's Cumulative Priority Return;

                  (ii) second, a payment to the Diamond Class A Member pursuant to Section 5.1(b)(i) in an amount up to the accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return; and

                  (iii) third, a Distribution to the Diamond Class A Member in an amount up to the balance of the Diamond Class A Member's Capital Account as of such date, to the extent of the excess of (A) any portion of the Diamond External Amount remaining after the deemed application as set forth in clauses (i) and (ii), over (B) amounts paid by the Indenture Trustee to Diamond pursuant to Section 5.05(b)(i) or 5.05(b)(ii) of the Indenture.

         (b) Overfund Account. Following any distribution of amounts deposited into (1) the Overfund Account pursuant to Section 5.04 of the Indenture or (2) the Dollar Collection Account pursuant to Section 5.02(b)(v) of the Indenture, Diamond shall be deemed to have made, for GAAP accounting and tax purposes and for all purposes of the Transaction Documents, on the date any such amounts are distributed under Section 5.05 of the Indenture, payments in an aggregate amount up to the aggregate amount of such amounts distributed by the Indenture Trustee, in the manner and in the order of priority as follows:

                  (i) first, a payment to the Diamond Class A Member pursuant to
         Section 5.1(a) in an amount up to the accrued and unpaid Diamond Class A Member's Cumulative Priority Return; and

                  (ii) second, a payment to the Diamond Class A Member pursuant to Section 5.1(b)(i) in an amount up to the accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return.

         (c) Political Risk Policy. The receipt by Jewel of any proceeds paid pursuant to the Political Risk Policy that were taken into account in calculating Net Income or Net Losses of Diamond shall be deemed to have been Distributed by Diamond to the Diamond Class A Member.

         Section 5.5 Notice of Certain Distributions. If Diamond Distributes and/or pays any amount to the Diamond Class A Member in order to cause the redemption, in whole or in part, of (a) the Notes pursuant to the terms of the Indenture and/or (b) upon and after payment in full of Outstanding the Notes, the New Notes pursuant to the terms of the New Indenture, Diamond

                                                           Diamond LLC Agreement


shall notify Investor in writing (with a copy to the Indenture Trustee and/or the New Indenture Trustee, as applicable) that such Distribution and/or payment is being made in order to cause such redemption and specifying the amount of such Distribution and/or payment to be used for such purpose and the relevant Optional Redemption Date, Mandatory Redemption Date or Special Redemption Date.

                                   ARTICLE VI

                                   MANAGEMENT

         Section 6.1 Management of Diamond.

         (a) Managing Member. The management of Diamond shall be vested in the Managing Member, which shall be a "manager" within the meaning of the LLC Act, and except as otherwise provided in this Diamond LLC Agreement, the Managing Member shall have full power and authority to manage the business and affairs of Diamond to the extent provided in the LLC Act, and no other Member shall have any such management power or authority.

         The Diamond Class B Member shall be the Managing Member at all times prior to the appointment of a replacement Managing Member in accordance with this Section 6.1(a). The Diamond Class A Member shall have the right to remove the Diamond Class B Member as Managing Member upon the occurrence of any of the following events: (i) the Bankruptcy of El Paso, Garnet, the Diamond Class B Member or the Share Trust; (ii) a material breach by (x) the Diamond Class B Member, in its capacity as Managing Member, of its obligations as Managing Member under this Diamond LLC Agreement or (y) the Management Company of any covenant set forth in the Management Agreement, which breach, in either case, continues and is uncured in all material respects on the date occurring 30 days after the Diamond Class B Member, the Management Company, El Paso or any Affiliate of El Paso receives written notice or has actual knowledge thereof;
(iii) the gross negligence or willful misconduct of (x) the Diamond Class B Member, in its capacity as Managing Member, in the performance of its obligations as Managing Member under this Diamond LLC Agreement or (y) the Management Company in the performance of its obligations under the Management Agreement; (iv) the removal of (x) EPED Holding as managing member of Topaz pursuant to Section 6.1(a) of the Topaz LLC Agreement or (y) EPED B as managing member of Garnet pursuant to Section 6.1(a) of the Garnet LLC Agreement; (v) any representation or warranty made by El Paso under Section 4.3 of the Participation Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain materially incorrect for 30 days after the earlier of (x) El Paso having actual knowledge of such misrepresentation and (y) the giving of written notice of such misrepresentation to El Paso by the Class A Shareholder; (vi) the 60th day following the occurrence of a Note Trigger Event; (vii) a Specified Equity Event; (viii) the occurrence of an El Paso Debt Obligation Repayment Event of the type described in clause (b) of the definition thereof; (ix) the rendering of any final money judgment, enforceable in any competent court, against any of Amethyst, Aquamarine or Peridot for payment in an amount in excess of $100,000,000, and such judgment shall not be discharged or dismissed or execution thereon stayed within 60 days after entry; (x) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation exceeding in the aggregate $10,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, and such

                                                           Diamond LLC Agreement


indebtedness or obligation becomes due prior to its stated maturity as a result thereof; or (xi) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation (other than, so long as (A) the applicable "event of default" is waived by El Paso or such Affiliate, as the case may be, and (B) such "event of default" does not result in any "event of default" under the terms of any other indebtedness or other obligation of any of Amethyst, Aquamarine or Peridot owing to any Person other than El Paso or an Affiliate of El Paso, any indebtedness or other obligation owing to El Paso or any Affiliate of El Paso) exceeding in the aggregate $100,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, which "event of default" causes, or permits the holder or holders of such indebtedness or other obligation to cause, such indebtedness or other obligation to become due prior to its stated maturity. The Diamond Class A Member shall exercise such right of removal by providing written notice of such exercise (a "SECTION 6.1(a) NOTICE") to the Diamond Class B Member after the occurrence of any of the foregoing events and such notice shall become effective (x) in the case of any notice under clause (i) or (vii) above, immediately and (y) in the case of any notice under clause (ii), (iii), (iv), (v), (vi), (viii), (ix), (x) or (xi) above, upon the expiration of the applicable grace and cure periods, if any, referred to in any such clause; provided, however, that, in each case, if the Share Purchase Option is exercised and consummated in accordance with Section 7.1 of the Investor Shareholders Agreement, then the Section 6.1(a) Notice shall be deemed to have been revoked and shall be of no further force or effect. On the date a
Section 6.1(a) Notice becomes effective, the Diamond Class A Member or its designee shall (unless such notice is revoked or unless the Diamond Class B Member shall be actively contesting such removal in good faith by appropriate proceedings) without further act become the Managing Member of Diamond for all purposes of this Diamond LLC Agreement and the Diamond Class B Member shall no longer be the Managing Member.

         The Diamond Class A Member shall also have the right to remove the Diamond Class B Member as Managing Member by delivering written notice of its exercise of such right of removal to the Diamond Class B Member no earlier than five days prior to the end of any Fiscal Quarter and no later than the tenth day of the next succeeding Fiscal Quarter (each a "QUARTERLY MANAGEMENT REPLACEMENT WINDOW"); provided, that if such QMR Notice is not given by the Diamond Class A Member during any such Quarterly Management Replacement Window, then the Diamond Class B Member shall continue as Managing Member. If a QMR Notice is delivered during a Quarterly Management Replacement Window and El Paso has not exercised its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholders Agreement on or prior to the tenth day following such delivery, then such QMR Notice shall become effective on such tenth day following delivery and the Diamond Class A Member or its designee shall, on such tenth day, without further act become the Managing Member of Diamond for all purposes of this Diamond LLC Agreement and the Diamond Class B Member shall no longer be the Managing Member; provided, however, that if El Paso exercises its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholders Agreement on or prior to such tenth day after delivery of such QMR Notice, then such QMR Notice shall not become effective until the sixtieth day following the date of such exercise by El Paso of its Share Purchase Option and then if, and only if, the Share Purchase Option shall not have been consummated prior to such sixtieth day.

         (b) Authority of Managing Member. The Managing Member shall have the authority on behalf and in the name of Diamond to perform all acts necessary and desirable to the objects

                                                           Diamond LLC Agreement


and purposes of Diamond, subject only to the restrictions expressly set forth in this Diamond LLC Agreement (including Sections 6.3 and 6.5) and subject to the rights of the Liquidator to liquidate Diamond and take all actions incidental thereto in accordance with Article XII. Subject to such restrictions, the authority of the Managing Member shall include the authority to:

                  (i) engage in transactions and dealings on behalf of Diamond, including transactions and dealings with any Member or any Affiliate of any Member;

                  (ii) call meetings of Members or any class thereof;

                  (iii) vote any Equity Interests or Diamond Permitted Assets;

                  (iv) (w) purchase or otherwise acquire, or dispose of, Diamond Permitted Assets, (x) cause Diamond Holdings to purchase or otherwise acquire, or dispose of, Diamond Holdings Permitted Assets, (y) cause Diamond Holdings to cause Aquamarine to purchase or otherwise acquire, or dispose of, Aquamarine Permitted Assets and (z) cause Diamond Holdings to cause Peridot to purchase or otherwise acquire, or dispose of, Peridot Permitted Assets;

                  (v) determine and make Distributions, in Cash or otherwise, on the Diamond Interests in accordance with the provisions of this Diamond LLC Agreement and the LLC Act;

                  (vi) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of Diamond, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to Diamond, or such other Persons as the Managing Member reasonably deems necessary or desirable for the management and operation of Diamond;

                  (vii) incur and pay all expenses and obligations incidental to the operation and management of Diamond, including all Company Expenses of Diamond and all fees, expenses and other amounts payable pursuant to the Management Agreement;

                  (viii) open accounts (including, without limitation, the Diamond Investor's Account);

                  (ix) subject to Article XII, effect a dissolution of Diamond after the occurrence of a Liquidating Event;

                  (x) bring and defend (or settle) on behalf of Diamond actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                  (xi) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members as may be required by this Diamond LLC Agreement or the LLC Act and any additional information determined to be appropriate by the Managing Member from time to time;

                                                           Diamond LLC Agreement


                  (xii) subject to Section 7.4, execute, deliver and perform on behalf of Diamond, Diamond's obligations under and exercise on behalf of Diamond, Diamond's rights under, any Diamond Documents to which Diamond is a party, including any certificates and other documents and instruments related thereto;

                  (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to Diamond Property pursuant to Section 8.3; and

                  (xiv) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of Diamond necessary or desirable to accomplish any of, or incidental to, the foregoing.

The Managing Member is hereby authorized and directed to enter into the Management Agreement, pursuant to which it will delegate to the Management Company certain of its duties as Managing Member hereunder and on behalf of Diamond, as sole member of Diamond Holdings, as more specifically provided in the Management Agreement, any or all of which duties may be subcontracted to third Persons by the Management Company.

         Section 6.2 Right to Rely on the Managing Member.

         (a) Any Person dealing with Diamond may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

                  (i) The identity of the Managing Member, the Diamond Class A Member or the Diamond Class B Member;

                  (ii) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Managing Member or that are in any other manner germane to the affairs of Diamond;

                  (iii) The Persons who are authorized to execute and deliver any instrument or document of Diamond; and

                  (iv) Any act or failure to act by Diamond or any other matter whatsoever involving Diamond or any Member.

         (b) The signature of the Managing Member shall be sufficient to convey title to any property owned by Diamond, and all of the Members agree that a copy of this Diamond LLC Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Diamond LLC Agreement.

         Section 6.3 Decisions Requiring Unanimous Member Consent. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Diamond Certificate of Formation or this Diamond LLC Agreement (including Sections 6.1 and 6.5), the Managing Member may not make any decision or take any action for which the consent of all the Members is expressly required by the Diamond Certificate of Formation or this Diamond LLC Agreement,

                                                           Diamond LLC Agreement



without first obtaining such consent. Notwithstanding any power or authority granted to the Managing Member under the LLC Act, the Diamond Certificate of Formation or this Diamond LLC Agreement (including Sections 6.1 and 6.5), the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members (provided that no approval of the Diamond Class B Member shall be required for any action of the Diamond Class A Member pursuant to Section 7.4,
11.3 or 11.4(a)):

         (a) Contravention. Act in contravention of this Diamond LLC Agreement or any other Transaction Document applicable to Diamond, Diamond Holdings, Aquamarine or Peridot or, when acting on behalf of Diamond, on its own account, on behalf of Diamond as the sole member of Diamond Holdings or on behalf of Diamond Holdings as the sole member of Aquamarine or Peridot, engage in activities inconsistent with the purposes of this Diamond LLC Agreement, the purposes of the Diamond Holdings LLC Agreement, the purposes of the Aquamarine LLC Agreement, the purposes of the Peridot Company Agreement or the terms of the Management Agreement, respectively;

         (b) Acquisitions. Cause or permit Diamond, or cause or permit Diamond to cause or permit (x) Diamond Holdings to, or (y) Diamond Holdings to cause or permit Aquamarine or Peridot to, acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) in any single transaction or series of related transactions, Qualified Energy Assets using equity of any of Amethyst, Diamond Holdings, Aquamarine and/or Peridot in an amount in excess of $100,000,000 as consideration therefor (excluding from such calculation Permitted Capital Expenditures and funds of Amethyst, Diamond Holdings, Aquamarine and/or Peridot used in such acquisition transaction that are derived from Permitted Financial Obligations of Amethyst, Diamond Holdings, Aquamarine and/or Peridot, as the case may be, recourse for the payment of which does not extend to assets of Amethyst, Diamond Holdings, Aquamarine or Peridot, as applicable, other than Qualified Energy Assets of such Person);

         (c) Character of Permitted Investments. (i) Cause or permit Diamond to acquire, by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person), any assets other than Diamond Permitted Assets, (ii) cause or permit Diamond to cause or permit Diamond Holdings to acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) any assets other than Diamond Holdings Permitted Assets or (iii) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Aquamarine or Peridot to acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) any assets other than Aquamarine Permitted Assets or Peridot Permitted Assets, respectively, in each case, regardless of amount;

         (d) Dispositions by Diamond and Diamond Holdings. (i) Cause or permit Diamond to Dispose of any Diamond Property or (ii) cause or permit Diamond to cause or permit Diamond Holdings to Dispose of any Diamond Holdings Property, other than (A) a Disposition that constitutes (x) the granting of a Diamond Holdings Permitted Lien or (y) the realization on any Diamond Holdings Permitted Lien other than such realization by EPED B or any of its Affiliates, and (B) any Disposition of EPED B Demand Loans, Garnet Demand Loans or

                                                           Diamond LLC Agreement


Financial Investments held by Diamond or Diamond Holdings if the proceeds thereof are used by Diamond Holdings or Diamond, as the case may be, to acquire additional Diamond Permitted Assets or Diamond Holdings Permitted Assets respectively; provided, however, that the unanimous consent of all the Members shall not be required to, and the Managing Member shall have the authority and be permitted to, cause or permit any Disposition described in this clause (d) if the consideration therefor is not less than the Fair Market Value of the asset being Disposed of; provided, further, that this clause (d) shall not apply to any Disposition of assets in connection with, or to produce funds to successfully effect, (x) the Purchase Option, the Retirement Option, an Asset Remedy or an Investor Asset Sale, (y) any enforcement of, or levy on, a judgment obtained in accordance with Section 2.05(f) of the New Indenture by the New Indenture Trustee or the New Noteholders in connection with the occurrence of a New Indenture Event of Default or (z) an Asset Disposition;

         (e) Dispositions by Diamond Project Companies. With respect to Aquamarine, Peridot and any other Diamond Project Company the disposition of assets of which is subject to the unilateral control of Aquamarine or Peridot or as to which Aquamarine or Peridot has shared control or consent, veto or other rights, cause or permit Diamond to cause or permit Diamond Holdings: (i) to cause or permit Aquamarine or Peridot to Dispose of, (ii) to cause or permit Aquamarine or Peridot to cause or permit any such Diamond Project Company to Dispose of, (iii) to cause or permit Aquamarine or Peridot to exercise its shared control, consent, veto or other right to cause or permit any such Diamond Project Company to Dispose of or (iv) to fail to prevent any such Diamond Project Company from Disposing of, any Qualified Energy Assets, other than (A) any Disposition of interests in Project Companies (other than Aquamarine or Peridot) pursuant to any of the Project Documents and outside of the control of El Paso or its Affiliates (including as required by applicable law, applicable regulations or contractual obligations entered into in good faith and in the ordinary course of business), (B) any Disposition in connection with Ordinary Project Activities, (C) any Disposition or Dispositions of assets that are worn out or obsolete, (D) the Disposition of assets that, in the aggregate with all other assets Disposed of pursuant to this clause (D) during the applicable calendar year, have an aggregate value of less than $40,000,000, (E) any Disposition that constitutes the granting of a Lien in connection with Aquamarine Permitted Financial Obligations or Peridot Permitted Financial Obligations, (F) any Disposition that constitutes the realization by any Person other than EPED B or any of its Affiliates on any Lien granted in connection with Aquamarine Permitted Financial Obligations or Peridot Permitted Financial Obligations, and (G) any Disposition of EPED B Demand Loans, Garnet Demand Loans or Financial Investments held by Aquamarine, Peridot or any other Diamond Project Company if the proceeds thereof, as the case may be, are used by Aquamarine, Peridot or such other Diamond Project Company, as the case may be, to acquire additional Aquamarine Permitted Assets, Peridot Permitted Assets or, in the case of any other Diamond Project Company, other assets (provided that any such assets that are Energy Assets shall be located in the Americas (other than the United States or Canada) but outside an Excluded Country); provided, however, that in addition to the exceptions set forth above, the unanimous consent of all the Members shall not be required to, and the Managing Member shall have the authority and be permitted to, cause or permit any such Disposition if the consideration therefor is not less than the Fair Market Value of the asset being Disposed of; provided, further, that this clause (e) shall not apply to any Disposition of assets in connection with, or to produce funds to successfully effect, (x) the Purchase Option, the Retirement Option, an Asset Remedy or an Investor Asset Sale, (y) any enforcement of, or levy on, a judgment obtained in accordance

                                                           Diamond LLC Agreement


with Section 2.05(f) of the New Indenture by the New Indenture Trustee or the New Noteholders in connection with the occurrence of a New Indenture Event of Default or (z) an Asset Disposition;

         (f) Budgets. Approve or amend, or cause or permit Diamond to permit Aquamarine to approve or amend, any annual aggregate operating or capital budget of Diamond or Aquamarine that El Paso has not certified (an "UNCERTIFIED BUDGET") as falling within Budget Parameters agreed to by the Members as of the Closing Date, as adjusted to account for additional acquisitions and/or dispositions; provided that if the Members do not unanimously approve any such Uncertified Budget, the prior year's operating and capital budget (as adjusted to account for acquisitions, dispositions and inflation, the "TEMPORARY BUDGET") shall continue until a new operating and capital budget can be determined by a professional retained by the Members to prepare such new budget (a "REPLACEMENT BUDGET"), which Temporary Budget (pending preparation of a definitive Replacement Budget) and Replacement Budget (when it becomes definitive) shall be final and shall not require the approval of the Members;

         (g) Indebtedness, Etc. (i) Cause or permit Diamond to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Diamond (except that Diamond may enter into and incur obligations under the Transaction Documents, including costs, expenses, indemnities, fees (including reasonable attorneys' and accountants' fees), Additional Financing Costs and Taxes), (ii) cause or permit Diamond to cause or permit Diamond Holdings to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Diamond Holdings other than Company Expenses of Diamond Holdings and obligations under the Aquamarine Pledge Agreement, the Peridot Pledge Agreement and any other pledge and/or security agreements securing Aquamarine Permitted Financial Obligations or Peridot Permitted Financial Obligations and limited in recourse as required by such definitions, or (iii) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Aquamarine or Peridot to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Aquamarine or Peridot other than obligations under Aquamarine Financing Documents and Peridot Financing Documents, respectively, and Company Expenses of Aquamarine or Peridot;

         (h) Issuance of Additional Diamond Interests; Admission of Additional Members. (i) Cause or permit Diamond to issue Diamond Interests other than the Diamond Class A Member Interest and the Diamond Class B Member Interest, or to admit any Diamond Class A Member or Diamond Class B Member to Diamond, (ii) cause or permit Diamond to cause or permit Diamond Holdings to issue interests other than the Diamond Holdings Interest, or to admit any member to Diamond Holdings other than Diamond; (iii) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Aquamarine to issue interests other than the Aquamarine Interest, or to admit any member to Aquamarine other than Diamond Holdings; or (iv) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Peridot to issue interests other than the Peridot Interest, or to admit any member to Peridot other than Diamond Holdings, in each case of clause (i), (ii), (iii) or (iv), other than pursuant to Article X or Article XI; provided that Capital Contributions permitted hereby and made by any existing Member of Diamond, by Diamond as the sole member of Diamond Holdings or by Diamond Holdings as the sole member of Aquamarine or Peridot shall not constitute the admission of a member or the issuance of Diamond Interests or ownership interests in Diamond Holdings, Aquamarine or Peridot, as the case may be;

                                                           Diamond LLC Agreement

         (i) Distributions or Redemptions of Member Interests. Cause or permit
(i) any Distribution in respect of Diamond Interests or member interests in Diamond Holdings, Aquamarine or Peridot or (ii) any redemption of Diamond Interests or member interests in Diamond Holdings, Aquamarine or Peridot, other than, in each case in clause (i) or (ii) above, as permitted or contemplated by the Transaction Documents; provided, that the Diamond Class A Member may, by written notice to Diamond, elect not to receive all or any portion of any payment by Diamond under Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Diamond Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes, or (B) the consummation of an Asset Disposition, and the consent of the Diamond Class B Member to such election shall be deemed to have been given upon delivery of the written notice by the Diamond Class A Member to Diamond. Any amount not paid by Diamond pursuant to such election shall be treated as accrued but unpaid Diamond Class A Member's Cumulative Priority Return or amounts required to be Distributed pursuant to Section 5.1, and the Diamond Class A Member shall have the right to receive such amounts by consenting to a payment by Diamond, to which the consent of the Diamond Class B Member shall be deemed to have been given, at any time to pay to the Diamond Class A Member Cash in an aggregate amount equal to the lesser of (1) the aggregate amount of all such proceeds retained by Diamond pursuant to this
Section 6.3(i), and (2) the sum of the accrued and unpaid Diamond Class A Member's Cumulative Priority Return and the positive balance in the Diamond Class A Member's Capital Account, in each case, as of the date of such payment to the Diamond Class A Member after taking into account all allocations required to be made to the Diamond Class A Member pursuant to Article IV as of such date, and such payments shall be treated, for GAAP accounting, tax and all other purposes of the Transaction Documents, as set forth in Section 5.1(c).

         (j) Transactions with Affiliates. Cause or permit any violation of the second sentence of Section 6.5(a)(ii);

         (k) Changes to Diamond Documents. (i) Cause or consent to any amendment, waiver or other modification of Diamond's rights or obligations under any Diamond Document, (ii) give or withhold any consent or authorization required under any Diamond Document to the extent that Diamond is expressly entitled to give or withhold such consent or authorization pursuant to the terms of such Diamond Document, or (iii) consent to any termination or assignment by any other Person (other than the Diamond Class A Member) party to any Diamond Document of such other Person's rights or obligations thereunder to the extent that such termination or assignment is expressly prohibited pursuant to the terms of such Diamond Document without the consent of Diamond (except, in each case described in this clause (k), (x) to cure any ambiguity, omission, defect or inconsistency (so long as such amendment, waiver or other modification shall have no adverse effect on the Diamond Class A Member) or (y) to comply with
Section 5.1(a) of the Participation Agreement), unless the Managing Member shall have delivered to each Member a legal opinion of nationally recognized outside counsel experienced in structured finance (including Jones, Day, Reavis & Pogue) to the effect that such consent, authorization, amendment, waiver or other modification (1) does not materially adversely affect the rights or obligations of the Noteholders (if any Notes are then Outstanding) and/or the rights or obligations of the New Noteholders (if any New Notes are then Outstanding), and
(2) does not modify Diamond's rights or obligations under any Transaction Document to which it is a party

                                                           Diamond LLC Agreement


(provided, that the opinion described in this clause (2) shall not be required if El Paso shall have consummated its Share Purchase Option);

         (l) Amendments to Certain Credit Documents and Loans. Cause or consent to any amendment, waiver or modification of any rights or obligations of Diamond, Diamond Holdings, Aquamarine or Peridot under, or cause or give any consent, approval or make any election under, any EPED B Demand Loans, any Garnet Demand Loans, any loans made to Peridot or any Aquamarine Specified Credit Documents except, in the case of loans made to Peridot and/or any Aquamarine Specified Credit Documents, for such amendments, waivers, modifications, consents, approvals and elections made solely for the purpose of increasing the amount available for borrowings thereunder (and making conforming changes to any security agreements, pledge agreements or notes delivered in connection therewith); provided, however, that this clause (l) shall not apply to any demand for payment under any EPED B Demand Loans, any Garnet Demand Loans or any EPED B/Garnet Note in accordance with the terms thereof;

         (m) Mergers. Cause or permit Diamond, or cause or permit Diamond to cause or permit Diamond Holdings, Aquamarine or Peridot, to legally merge or consolidate with or into any Person or to liquidate or to sell any or substantially all of its assets (other than pursuant to Article XII);

         (n) Bankruptcy. Cause or permit Diamond, or cause or permit Diamond to cause or permit Diamond Holdings, Aquamarine or Peridot, to commence any Voluntary Bankruptcy, or commence, or solicit others to commence, an Involuntary Bankruptcy against Diamond Holdings, Aquamarine or Peridot;

         (o) Extension of Term. Cause or permit the extension of the term of Diamond, Diamond Holdings, Aquamarine or Peridot;

         (p) Resignation as Managing Member. (i) Undertake to resign as the Managing Member of Diamond except in connection with any event referred to in
Section 6.1(a), (ii) cause or permit Diamond to undertake to resign or withdraw as the sole member of Diamond Holdings, or (iii) cause or permit Diamond to cause or permit Diamond Holdings to undertake to resign or withdraw as the sole member of Aquamarine or Peridot;

         (q) Successor Manager Under Management Agreement. Cause or permit Diamond (i) to cause the appointment of a successor manager to the Management Company under the Management Agreement, except in accordance with Section 5 of the Management Agreement and Section 7.4 hereof, or (ii) to fail to exercise its rights to cause such appointment if so requested by the Diamond Class A Member;

         (r) Pledge of Aquamarine or Peridot Interest. Enter into any contract, option, arrangement or other undertaking with respect to (i) the direct or indirect pledge of the Diamond Holdings Interest or (ii) the direct or indirect pledge of the Aquamarine Interest or the Peridot Interest except, in the case of this clause (ii), pursuant to agreements or instruments securing Aquamarine Permitted Financial Obligations or Peridot Permitted Financial Obligations, as applicable;

                                                           Diamond LLC Agreement


         (s) ERISA. Cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to create or contribute to any multiple employer plan, multi-employer plan or single-employer plan as defined in Section 4001 of ERISA;

         (t) Possession of Property. Under any circumstances (i) possess Diamond Property for other than a purpose of Diamond, (ii) cause or permit Diamond Holdings to possess Diamond Holdings Property for other than a Diamond Holdings purpose, or (iii) cause or permit Diamond Holdings to cause or permit Aquamarine or Peridot to possess Aquamarine Property or Peridot Property for other than an Aquamarine purpose or a Peridot purpose, respectively;

         (u) Fiscal Year. Cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to change its Fiscal Year;

         (v) Tax Treatment, etc. Take any of the following actions:

                  (i) Cause Diamond to be treated as a corporation or other association taxable as a corporation for federal income tax purposes or to take a position inconsistent with Diamond not being treated as a corporation or other association taxable as a corporation except as required by Applicable Law; or

                  (ii) Cause Diamond Holdings, Aquamarine or Peridot to fail to be a disregarded entity for federal income tax purposes or to take a position inconsistent with such treatment except as required by Applicable Law;

         (w) Liens. Cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to create, assume or permit to exist any Lien whatsoever other than Permitted Liens;

         (x) Confessing Judgment. Cause Diamond to, or cause Diamond to cause Diamond Holdings, Aquamarine or Peridot to, confess a judgment against Diamond, Diamond Holdings, Aquamarine or Peridot or settle or cause or permit a settlement of actions in proceedings at law or in equity in relation to Diamond, Diamond Holdings, Aquamarine or Peridot before any court or other Governmental Authority, unless such confession of judgment or settlement (i) is for an amount less than or equal to $1,000,000 or (ii) would not have an Issuer Material Adverse Effect; or

         (y) Limitation on Certain New Investments After Trigger Event. (i) Cause or permit Diamond, (ii) cause or permit Diamond to cause or permit Diamond Holdings, Aquamarine or Peridot, or (iii) unless the applicable acquisition is outside of the control of El Paso and its Affiliates, cause or permit Aquamarine or Peridot to cause or permit any other Diamond Project Company, to acquire, by purchase, contribution or exchange, any EPED B Demand Loans or Garnet Demand Loans after the occurrence of a Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or El Paso Debt Obligation Repayment Event.

         Section 6.4 Consents of the Diamond Class A Member. The Diamond Class A Member consents to the following actions by the Managing Member to the extent that such actions require the consent of the Diamond Class A Member pursuant to
Section 6.3 (but such consent shall not constitute a waiver of any other provision hereof):

                                                           Diamond LLC Agreement


                  (a) The execution and delivery by the Managing Member, on behalf of Diamond, Diamond Holdings, Aquamarine and/or Peridot, as applicable, of each Transaction Document to which Diamond, Diamond Holdings, Aquamarine and/or Peridot is a party; and

                  (b) Any Restructuring entered into by any Diamond Project Company.

         Section 6.5 Duties and Obligations of the Managing Member.

         (a) Actions of Diamond. Anything in this Diamond LLC Agreement to the contrary notwithstanding, for so long as any Obligation of Diamond is outstanding, the Managing Member covenants to conduct the affairs of Diamond such that:

                  (i) [Reserved].

                  (ii) Except as otherwise expressly provided in the Management Agreement, all transactions between any of El Paso or Garnet (or any of their respective Affiliates), on the one hand, and any of Diamond or Diamond on behalf of Diamond Holdings (or Diamond Holdings on behalf of Aquamarine or Peridot), on the other, shall be duly authorized and documented and recorded accurately in the appropriate books and records of such entities, except where normal industry practice does not normally require authorization or documentation. Except as otherwise expressly provided in the Management Agreement, the Managing Member shall not (w) cause or permit Diamond, (x) cause or permit Diamond to cause or permit Diamond Holdings, (y) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Aquamarine or Peridot or
         (z) cause or permit Diamond to cause or permit Diamond Holdings to cause or permit Aquamarine or Peridot to cause or permit any other Diamond Project Company, to enter into any transaction with El Paso or any Affiliate of El Paso (other than transactions among Diamond and any of its Subsidiaries or among Subsidiaries of Diamond), other than transactions in any calendar quarter which, taken as a whole, are fair and reasonable to Diamond, Diamond Holdings, Aquamarine, Peridot and the Diamond Project Companies and provide, in the aggregate, for receipt by Diamond, Diamond Holdings, Aquamarine, Peridot and the Diamond Project Companies (taken as a whole) of fair consideration and reasonably equivalent value; provided, however, that nothing herein shall be deemed to prohibit or restrict any sales or transfers of assets to El Paso or its designee(s) pursuant to Section 6.1(c)(v) of the Participation Agreement. The Members hereby agree that each of the Transaction Documents, the Amethyst Specified Credit Documents, the Aquamarine Specified Credit Documents and the Peridot Specified Credit Documents satisfies the standards set forth in the preceding sentence.

         (b) Trigger Events, Specified Equity Event and Liquidating Events. The Managing Member shall notify the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event or any event that with notice or lapse of time or both would constitute such an event (other than the event described in Section 12.1(a)) and the action that the Managing Member has taken or proposes to take with respect thereto, promptly, but no later than five Business Days, after any Responsible Officer of El Paso has actual

                                                           Diamond LLC Agreement


knowledge of such occurrence; provided, that in the case of a Specified Equity Event, the Managing Member shall provide the Members, within three Business Days after a Responsible Officer of El Paso obtains knowledge of the occurrence of any Underlying Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Underlying Default, notice of such occurrence together with a detailed statement by a Responsible Officer of El Paso of the steps being taken by El Paso or the appropriate subsidiary of El Paso to cure the effect of such Underlying Default.

         (c) Maintenance of Diamond's Existence, etc. At Diamond's expense, the Managing Member shall take all actions that may be necessary or appropriate (i) for the continuation of Diamond's valid existence as a limited liability company under the laws of the State of Delaware and its qualification to do business under the laws of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Members or to enable Diamond to conduct the business in which it is engaged or to perform its obligations under any agreement to which it is a party, (ii) for the accomplishment of Diamond's purposes, including the acquisition, management, maintenance, preservation, and operation of Diamond Permitted Assets in accordance with the provisions of this Diamond LLC Agreement and applicable laws and regulations and (iii) to enforce Diamond's rights under each of the Transaction Documents to which Diamond is a party and each EPED B/Garnet Note. Without limitation of the foregoing, the Managing Member shall cause Diamond to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have an Aggregate JV Material Adverse Effect or an Issuer Material Adverse Effect.

         (d) Devotion of Time; Other Activities. Without limitation of the Manager's obligations under the Management Agreement, the Managing Member and any of its Affiliates shall be required to devote only such time to the affairs of Diamond as is necessary to manage and operate Diamond, giving due consideration to the provisions of the Management Agreement, and each such Person shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

         (e) Fiduciary Duty. Except as otherwise provided in the proviso to the second sentence of Section 6.5(a)(ii), the Managing Member shall be under a fiduciary duty to conduct the affairs of Diamond in the best interests of Diamond, including the safekeeping and use of all Diamond Property and the use thereof for the exclusive benefit of Diamond and will not conduct the affairs of Diamond so as to benefit any other business now owned or hereafter acquired by any Member if such conduct also produces a detriment to Diamond. Without limiting the foregoing duty, the Managing Member shall perform its obligations hereunder using a degree of skill and attention no less that that which El Paso exercises with respect to its own business.

         (f) Making of Payments. Unless otherwise expressly provided herein, all Distributions or payments to the Members pursuant to any provision of this Diamond LLC Agreement shall be made no later than 3:30 p.m., New York City time, on the day of Distribution or payment, and, at the time of any such Distribution or payment, the Managing Member shall provide to the Members a notice identifying the nature of the Distribution or

                                                           Diamond LLC Agreement


payment, the Section or Sections of this Diamond LLC Agreement pursuant to which it is being made and the amount being Distributed or paid pursuant to each such Section.

         (g) Compliance with Diamond LLC Agreement. The Managing Member shall cause Diamond to comply with all of the obligations of Diamond set forth in this Diamond LLC Agreement; provided, however, that the Managing Member shall have no obligation to cause Diamond to pay the Diamond Class A Member's Priority Return or make any other Cash Distributions or other payments in respect of the Diamond Class A Member Interest under this Diamond LLC Agreement except to the extent that there are funds on deposit in the Diamond Investor's Account that are freely available to be applied to such payment at the time such payment is due, and then only from such funds; and provided, further, that in no event shall the Managing Member have any personal obligation or liability with respect to any obligations of Diamond.

         (h) Notice Regarding Qualification to Do Business. The Managing Member shall provide notice to the Members of any state or jurisdiction in which Diamond is qualified to do business (other than its jurisdiction of organization and any jurisdiction in which Diamond was qualified to do business on the Closing Date).

         (i) Payment of Closing Costs. To the extent not paid from other sources (including Emerald), the Managing Member shall cause Diamond to pay the Closing Costs on the Closing Date or, if due after the Closing Date, on the due date therefor.

         Section 6.6 Compensation and Expenses. Except as provided in Section
5.5 of the Participation Agreement, and except pursuant to, or as contemplated by, the Management Agreement, no Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of Diamond or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed for any expenses incurred by such Member or Affiliate on behalf of Diamond or otherwise in its capacity as a Member; provided, however, that the Managing Member shall be promptly reimbursed by Diamond for all reasonable out-of-pocket costs and expenses incurred by the Managing Member or its Affiliates in connection with the management and operation of Diamond.

         Section 6.7 Demand on EPED B Demand Loans and Garnet Demand Loans Held by Diamond, Diamond Holdings, Aquamarine, Peridot and their Subsidiaries. The Managing Member shall cause Diamond, and shall cause Diamond to cause each of Diamond Holdings, Aquamarine and Peridot to (x) make demand on the EPED B Demand Loans and/or Garnet Demand Loans held by such Person and (y) cause any Subsidiary of such Person to make demand on the EPED B Demand Loans and/or Garnet Demand Loans held by such Subsidiary, in each case, (i) within a sufficient time to provide Diamond with sufficient funds to enable Diamond to make any payments to the Diamond Class A Member when due pursuant to Section 5.1(a), (ii) on the occurrence of a Liquidating Event, (iii) if requested by the Diamond Class B Member, on any Purchase Date or Retirement Date, (iv) to acquire additional Diamond Permitted Assets, (v) upon the occurrence of an El Paso Debt Obligation Repayment Event, (vi) upon expiration of the Asset Sale Standstill Period, if requested by the Diamond Class A Member in an Asset Sale Notice delivered pursuant to this Diamond LLC Agreement and (vii) to otherwise satisfy the obligations of Diamond; provided, however, that, upon the delivery by the

                                                           Diamond LLC Agreement


Diamond Class A Member of a written request to the Managing Member at any time during the period from the Extension Period Commencement Date to the Extension Period Termination Date, the Managing Member shall cause Diamond to cause each of Aquamarine and Peridot to (x) make demand on the EPED B Demand Loans and Garnet Demand Loans held by such Person and (y) cause any Subsidiary of such Person to make demand on the EPED B Demand Loans and Garnet Demand Loans held by such Subsidiary, in each case, in the amount specified by the Diamond Class A Member in its notice.

         Section 6.8 Execution of other Transaction Documents; Matters Relating to Diamond Holdings, Aquamarine and Peridot.

         (a) Execution of Transaction Documents. On the Signing Date, simultaneously with the execution and delivery of this Diamond LLC Agreement, the Managing Member on behalf of Diamond shall execute and deliver, or cause to be executed and delivered, all Transaction Documents to be entered into by Diamond on or prior to the Signing Date (to the extent not previously executed), and any amendments, restatements or supplements thereto, and take such further actions in each case, as are contemplated in the Closing Agreement and otherwise in connection with consummation of the Exchange Offer and the transactions contemplated thereby.

         (b) Sole Member. The Managing Member shall cause Diamond to be the sole member of Diamond Holdings, and shall (through Diamond Holdings) cause Diamond Holdings to be the sole member of each of Aquamarine and Peridot, in each case unless all of the Members consent in accordance with Section 6.3(h) to the issuance of additional interests in Diamond Holdings, Aquamarine or Peridot, as the case may be.

         (c) Governmental Permits, etc. of Diamond Holdings, Aquamarine and Peridot. The Managing Member, on behalf of Diamond as sole member of Diamond Holdings and on behalf of Diamond Holdings as sole member of Aquamarine and Peridot, shall cause each of Diamond Holdings, Aquamarine and Peridot to obtain or effect all Governmental Approvals necessary under, and otherwise comply with, the laws of the jurisdictions in which it is conducting business and to comply with all of its Contractual Obligations, except in any case above where any failure to do so would not have an Aggregate JV Material Adverse Effect.

         (d) Aquamarine Subsidiary Financial Statements, Etc. The Managing Member, on behalf of Diamond as sole member of Diamond Holdings, shall cause Diamond Holdings to cause Aquamarine to provide to any Member promptly following a request therefor by such Members any financial statements, material operational data, other material reports and material notices delivered to Aquamarine or subsidiaries of Aquamarine pursuant to the Project Documents in respect of the Diamond Project Companies, subject to the restrictions set forth in Section 8.4.

         Section 6.9 Determination of Interest Rate on EPED B Demand Loans and Garnet Demand Loans. Subject to Section 6.3(l), the Managing Member shall administer all EPED B Demand Loans and Garnet Demand Loans held by Diamond. Each Member agrees that in order for the Managing Member to manage effectively such EPED B Demand Loans and Garnet Demand Loans, the following provisions shall apply:

                                                           Diamond LLC Agreement


                  (a) The Managing Member shall: (i) determine the El Paso Applicable Rate for each Eurodollar Period for each EPED B Demand Loan and Garnet Demand Loan made by Diamond, and shall notify EPED B or Garnet (as applicable) and El Paso of each such determination and (ii) at the request of Diamond Holdings, Aquamarine, Peridot or any Subsidiary of Aquamarine or Peridot, determine the El Paso Applicable Rate for each Eurodollar Period for each EPED B Demand Loan or Garnet Demand Loan made by Diamond Holdings, Aquamarine, Peridot or any such Subsidiary, as the case may be, and shall notify EPED B or Garnet (as applicable), El Paso and Diamond Holdings, Aquamarine, Peridot or such Subsidiary (as applicable) of each such determination.

                  (b) Each Member shall promptly notify the Managing Member in the event any Member receives a notice from any financial institution to the effect that the Eurodollar Rate does not reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution. In the event any Member has given the notice described in the first sentence of this clause (b), such Member agrees that in the event subsequent thereto, it receives a notice from such financial institution to the effect that the Eurodollar Rate would again reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution, such Member shall promptly notify the Managing Member that it has received such a notice.

                  (c) Upon its receipt of any notice described in clause (b) of this Section, the Managing Member shall promptly notify EPED B or Garnet (as applicable) and El Paso of the change in the El Paso Applicable Rate required pursuant to the applicable EPED B Demand Loan or Garnet Demand Loan.

         Section 6.10 Certain Assets. The Managing Member hereby represents and warrants to the Diamond Class A Member, as of the Closing Date, that (a) the amount shown on Schedule 3.2(b) below the heading "Fair Market Value" for each Specified Diamond Asset is El Paso's book value of such Specified Diamond Asset at the Closing Date as reflected on El Paso's books and records in accordance with GAAP and (b) the amount shown on Schedule 6.10 below the heading "Fair Market Value" for each asset described thereon is (i) in the case of the assets described on Schedule 6.10 as "Assets to be Held by Aquamarine," Diamond Holdings' book value of such asset at the Closing Date and (ii) in the case of the asset described on Schedule 6.10 as "Assets to be Held by Peridot," the book value of such assets at the time of purchase thereof by Peridot as reflected on Peridot's books and records in accordance with GAAP.

         Section 6.11 Covenant of the Managing Member. Except as otherwise permitted by this Diamond LLC Agreement, the Managing Member hereby covenants and agrees not to (i) take any action to file a certificate of cancellation or its equivalent with respect to itself, (ii) withdraw or attempt to withdraw from Diamond, (iii) exercise any power under the LLC Act to dissolve Diamond, (iv) except incident to a Permitted Transfer, Dispose of all or any portion of its Diamond Interest or (v) petition for judicial dissolution of Diamond. Further, except incident to a Permitted Transfer, the Managing Member hereby covenants and agrees to continue to carry out the duties of the Managing Member under this Diamond LLC Agreement until Diamond is dissolved and liquidated pursuant to
Article XII.

                                                           Diamond LLC Agreement


         Section 6.12 Certain Covenants Relating to the Separateness of Diamond. Diamond shall maintain its separate existence and, specifically, shall conduct its affairs in accordance with, and the Managing Member and each Member agrees that it will not take any actions in its dealings with Diamond or with other Persons (including their creditors) that are inconsistent with, the following:

                  (a) Diamond shall: (i) maintain and prepare separate financial reports (if any) and financial statements (if any) in accordance with GAAP, showing its assets and liabilities separate and apart from those of any other Person, and will not have its assets listed on the financial statement of any other Person (provided, however, that Diamond's assets may be included in a consolidated financial statement of a Member if inclusion on such consolidated financial statement is required to comply with the requirements of GAAP, but only if (x) such consolidated financial statement shall be appropriately footnoted to the effect that Diamond's assets are owned by Diamond and that they are being included on the consolidated financial statement of such Member solely to comply with the requirements of GAAP, and (y) such assets shall be listed on Diamond's own separate balance sheet); (ii) maintain its books, records and bank accounts separate from those of its Affiliates, any constituent party and any other Person; and (iii) not permit any Affiliate or constituent party (other than the Managing Member, the Members and the Management Company) independent access to its bank accounts.

                  (b) Diamond shall not commingle or pool any of its funds or other assets with those of any Affiliate or constituent party or any other Person, and it shall hold all of its assets in its own name.

                  (c) Diamond shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

                  (d) Diamond shall, insofar as is consistent with commercial and business circumstances affecting its business and financial condition, remain solvent and pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due (except for certain legal fees, accounting fees and other out-of-pocket costs and expenses incurred by Diamond in connection with the formation, administration and activities of Diamond, which items may be paid by the Diamond Class B Member, or any Affiliate of Diamond or the Diamond Class B Member) (provided, that this covenant shall not constitute a guaranty or "keep well" obligation by any of the Managing Member, any Member, the Management Company, any administrator of or with respect to Diamond or any other Person in respect of Diamond or its debt, liabilities or expenses, or any financial or balance sheet condition or ratio of or relating to Diamond).

                  (e) Diamond has done, or caused to be done, and shall do, all things necessary to observe all Delaware limited liability company formalities and other organizational formalities, and preserve its existence (subject to Article XII and the other express provisions hereof), and it shall not, nor will it permit any Affiliate or constituent party to,

                                                           Diamond LLC Agreement


         amend, modify or otherwise change this Diamond LLC Agreement in a manner which would adversely affect the existence of Diamond as a special purpose entity.

                  (f) Diamond shall not have any employees.

                  (g) Diamond does not, and shall not, (i) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (ii) control the decisions or actions respecting the daily business or affairs of any other Person other than pursuant to the Transaction Documents.

                  (h) Diamond shall, to the extent it utilizes stationery, invoices and checks, maintain and utilize separate stationery, invoices and checks bearing its own name.

                  (i) Diamond shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its separate identity.

                  (j) Diamond shall not identify itself as a division of any other Person.

                  (k) Diamond shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, constituent party or any other Person.

                  (l) Diamond shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of Applicable Law.

                  (m) Diamond shall not, in connection with the Transaction Documents, act with an intent to hinder, delay, or defraud any of its creditors in violation of Applicable Law.

                  (n) Diamond shall not be consensually merged or legally consolidated with any other Person (other than being consolidated with certain Affiliates for financial reporting and federal tax purposes), but without prejudice to the right to dissolve, liquidate or wind up in accordance with this Diamond LLC Agreement or Applicable Law.

                  (o) Diamond shall not incur any Relevant Indebtedness except to the extent not prohibited by the Transaction Documents.

                  (p) Diamond shall not make loans or advances to any Person, except as permitted by the Transaction Documents.

                  (q) Diamond shall not pledge its assets for the benefit of any Person, except pursuant to the Transaction Documents.

                  (r) The issuances of the Diamond Class A Member Interest to Investor and the Diamond Class B Member Interest to Garnet were and are intended to be, and shall be accounted for on the books, records and financial statements of Diamond, Investor and

                                                           Diamond LLC Agreement


         Garnet as, the issuance of equity capital and not as a loan by Investor or Garnet, as the case may be, to Diamond.

                  (s) Diamond shall make no transfer of its assets except in accordance with the Transaction Documents.

                                   ARTICLE VII

                          ROLE OF NON-MANAGING MEMBERS

         Section 7.1 Rights or Powers. No Member (other than the Managing Member) shall have any right or power to take part in the management or control of Diamond or its business and affairs or to act for or bind Diamond in any way. Notwithstanding the foregoing, the Members shall have all the rights and powers specifically set forth in this Diamond LLC Agreement, including those rights set forth in Section 7.4. Any Member, any Affiliate thereof or an employee, stockholder, agent, member, manager, director or officer of a Member or any Affiliate thereof, may also be an employee or agent of Diamond or a member, manager or officer of the Managing Member. The existence of these relationships and acting in such capacities will not result in such Member being deemed to be participating in the control of the business of Diamond or otherwise affect the limited liability of such Member.

         Section 7.2 Voting Rights. Except for the Managing Member acting in its capacity as such, each Member shall have the right to vote only on those matters expressly reserved for its vote (i) as provided in this Diamond LLC Agreement or
(ii) as required by mandatory provisions of the LLC Act.

         Section 7.3 Procedure for Consent. In any circumstances requiring the approval or consent of any Member specified in this Diamond LLC Agreement, such approval or consent may, except as expressly provided to the contrary in this Diamond LLC Agreement, be given or withheld in the sole and absolute discretion of such Member. Each Member agrees to use its best efforts to respond promptly to any request for any such approval or consent. If the Managing Member receives the necessary approval or consent of the Members to such action, the Managing Member shall be authorized and empowered to implement such action without further authorization by the Members.

         Section 7.4 Special Rights of the Diamond Class A Member. Notwithstanding any other provision hereof, the Diamond Class A Member (a) shall have the right and power to control the liquidation of Diamond as Liquidator as set forth in Article XII, (b) shall have the sole right to exercise the rights of Diamond (for itself and as the sole member of Diamond Holdings) set forth in
Section 5.2 of the Management Agreement, (c) shall have the right to become the Managing Member or to appoint a replacement Managing Member pursuant to Section 6.1(a) and (d) shall have the sole right (i) to cause a Diamond Asset Remedy pursuant to Section 11.3 and (ii) to cause one or more Investor Asset Sales pursuant to Section 11.4.

                                                           Diamond LLC Agreement

                                  ARTICLE VIII

                          ACCOUNTING; BOOKS AND RECORDS

         Section 8.1 Accounting; Books and Records.

         (a) Maintenance of Books and Records. Diamond shall maintain at its principal place of business or, upon notice to the Members, at such other place as the Managing Member shall determine, separate books of account for Diamond, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of Diamond and the operation of its business in accordance with this Diamond LLC Agreement.

         (b) Accounting Methods.

                  (i) Diamond shall maintain appropriate books and records in a manner as necessary to comply with GAAP and with the Code and the Regulations.

                  (ii) All amounts payable under any agreement between Diamond on the one hand and the Members or their Affiliates (excluding Diamond) on the other hand, other than Distributions, shall be treated as occurring between Diamond and a Person who is not a Member within the meaning of Section 707(a)(1) of the Code and such amounts payable by Diamond to any Member or such Member's Affiliates shall be considered an expense or capital cost, as the case may be, of Diamond for income tax and financial reporting purposes, and, except as specifically contemplated by Article V shall not be considered a Distribution to such Member, including in maintaining such Member's Capital Account, and any such amounts payable by any Member or its Affiliates to Diamond shall not, except as specifically contemplated by Article III, be considered a contribution to Diamond, including in maintaining such Member's Capital Account.

         (c) Access to Books, Records, etc. Subject to Section 8.4, each Member or any agents or representatives of any Member (including the Class A Shareholder), upon reasonable notice and with reasonable frequency, may (i) visit and inspect any of the properties of Diamond or any Subsidiary of Diamond,
(ii) examine any information with respect to Diamond or its assets that it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of Diamond or such Subsidiary, and (iii) discuss the affairs, finances and accounts of Diamond with the Managing Member and its officers, directors and independent accountants, all at such reasonable times and as often as such Member or any agents or representatives of such Member may reasonably request, and Diamond shall pay or reimburse the Diamond Class A Member for its reasonable costs and expenses incurred in connection with such visits, inspections and examinations; provided, however, that Diamond shall have no obligation to pay the expense of such visits, inspections and examinations in any calendar year to the extent that the aggregate amount of all such expenses of the Diamond Class A Member, together with all expenses of the Topaz Minority Member incurred in connection with visits, inspections and examinations pursuant to Section 8.1(c) of the Topaz LLC Agreement and all expenses of the Garnet Preferred Member incurred in connection with visits, inspections and examinations pursuant to Section 8.1(c) of the Garnet LLC Agreement, in each

                                                           Diamond LLC Agreement


case incurred during such calendar year, exceeds $50,000 or, following delivery of a QMR Notice, $2,000,000 (provided, that such amount following delivery of a QMR Notice shall be calculated from the date of such QMR Notice without regard to calendar year) unless a Note Trigger Event, Specified Equity Event or Shareholder Trigger Event has occurred and is continuing in which case there shall be no limit; provided, further, that all visits and inspections shall be subject to reasonable safety requirements and shall be made at the sole risk of the applicable Diamond Class A Member, agent, representative or Class A Shareholder. Notwithstanding the foregoing, to the extent the properties or information referred to herein relate to any Subsidiary of Diamond that is not, directly or indirectly, wholly owned by Diamond, the rights granted to each Member pursuant to this Section 8.1(c) are expressly subject to compliance by such Member with the confidentiality procedures and guidelines of such Subsidiary, as in effect from time to time; provided, that the Managing Member will cause Diamond to use reasonable efforts to cause its Subsidiaries to avoid imposing confidentiality restrictions that prohibit disclosure of information to Persons that agree to be bound by the applicable confidentiality restrictions.

         Section 8.2 Reports.

         (a) In General. The Managing Member shall be responsible for the preparation of financial reports of Diamond and the coordination of financial matters of Diamond with Diamond's accountants. Each report delivered by Diamond to the Members pursuant to this Section 8.2 shall be accompanied by a representation of an Authorized Officer of El Paso that such report presents fairly in all material respects the information contained therein, subject, in the case of the reports to be delivered pursuant to Section 8.2(c), to year-end audit adjustments.

         (b) Annual Reports. Within 120 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2001, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. A balance sheet as of the last day of such Fiscal Year and an income statement and statement of cash flows for Diamond for (x) in the case of the Fiscal Year ending December 31, 2001, the period from formation of Diamond to December 31, 2001, and
         (y) in the case of any other Fiscal Year, such Fiscal Year, and notes associated with each, in each case prepared in accordance with GAAP and audited by the JV Accountants; and

                  (ii) Officer's Certificate. Written certification by an Authorized Officer of the Managing Member that Diamond is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(b) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(b) present fairly, in all material respects, the financial position of Diamond at the end of the most recently completed Fiscal Year and the results of its operations and its cash flows for such applicable period, in conformity with GAAP and (y) after reasonable inquiry, the Managing Member has no actual knowledge of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event (other than a Liquidating Event of

                                                           Diamond LLC Agreement


the type described in Section 12.1(a)), in any such case, that is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (c) Quarterly Reports. Within 60 days after the close of each of the first three Fiscal Quarters during any Fiscal Year beginning with the Fiscal Quarter ending March 31, 2002, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. Unaudited financial statements consisting of a balance sheet as of the last day of such Fiscal Quarter and an income statement and a statement of cash flows for Diamond for such Fiscal Quarter, in each case prepared in accordance with GAAP except that such quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment; and

                  (ii) Officers Certificate. Written certification by an Authorized Officer of the Managing Member that Diamond is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(c) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(c) present fairly, in all material respects, the financial position of Diamond at the end of the most recently completed Fiscal Quarter and the results of its operations and its cash flows for such Fiscal Quarter, in conformity with GAAP, subject to year end audit requirements, and (y) after reasonable inquiry, the Managing Member has no actual knowledge of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event (other than a Liquidating Event of the type described in Section 12.1(a)), in any such case, that is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (d) Retirement, Purchase Option and Liquidation Date Reports. The Managing Member shall cause to be prepared and to be delivered to each Member
(x) on any JV Final Payment Date with respect to Diamond, a balance sheet as of the Mark-to-Market Measurement Date setting forth the aggregate Mark-to-Market Value for each of the Diamond Permitted Assets (a "MARK-TO-MARKET BALANCE SHEET") together with a certificate by the Managing Member that such statements have been prepared in accordance with this Diamond LLC Agreement, subject to adjustment as a result of the audit to be provided pursuant to the following clause (y) and (y) on the date on which final Distributions are made to the Members pursuant to Section 12.2 hereof and not later than seventy-five (75) days after the Retirement Date on which the Diamond Class A Member Interest is retired or the Purchase Date, certification by the JV Accountants that such statements have been prepared in accordance with this Diamond LLC Agreement.

         (e) Valuation Reports. The Managing Member shall cause to be prepared contemporaneously with any adjustment to the Gross Asset Values of Diamond assets in accordance with clause (b) of the definition of Gross Asset Value, reports required to determine

                                                           Diamond LLC Agreement


the Mark-to-Market Value of such assets and (x) in the event any Diamond Permitted Asset is acquired (whether by contribution or purchase), sold or Distributed by Diamond, with respect to such Diamond Permitted Asset only and
(y) upon the occurrence of any adjustment to the Gross Asset Value of all Diamond Permitted Assets, with respect to all Diamond Permitted Assets, and the Managing Member shall furnish such reports to each Member.

         (f) [Reserved].

         Section 8.3 Tax Matters.

         (a) Actions by Managing Member. The Managing Member is authorized to make any and all elections for federal, state, and local tax purposes including any election, if permitted by applicable law: (i) to adjust the basis of Diamond Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Dispositions of Diamond Interests and in connection with Diamond Distributions; (ii) with the consent of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to Diamond's federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent Diamond and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting Diamond or the Members in their capacities as Members, and to file or cause to be filed any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of Diamond and the Members. The Managing Member is specifically authorized to act as the "TAX MATTERS MEMBER" under the Code and in any similar capacity under state or local law.

         (b) Tax Information and Filings. The Managing Member shall deliver or cause to be delivered to each Member necessary tax information for each Member's estimated quarterly tax filings as soon as practicable after the end of each quarter of each Fiscal Year of Diamond. The Managing Member shall deliver or cause to be delivered to each Member: (i) on or prior to March 30 of each Fiscal Year, the Managing Member's good faith estimate of the amount of such Member's allocable share of taxable income or loss of Diamond for the preceding Fiscal Year, (ii) on or prior to July 30 of each Fiscal Year, an update of the estimate for the preceding Fiscal Year delivered pursuant to clause (i) and (iii) as soon as practicable after the end of each Fiscal Year of Diamond but not later than September 15 of the next succeeding Fiscal Year, necessary tax information for each Member's annual tax filings. The Managing Member shall file or cause to be filed tax or information returns and all other filings for Diamond prepared in accordance with the Code, the Regulations and applicable state and local tax laws. The Managing Member shall use reasonable efforts to provide the Diamond Class A Member with details concerning the foregoing information upon the Diamond Class A Member's reasonable inquiries.

         (c) Tax Classification.

                  (i) The Managing Member shall take such action as may be required under the Code and Regulations to cause Diamond to be treated as a partnership and each of

                                                           Diamond LLC Agreement


         Diamond Holdings, Aquamarine and Peridot to be treated as a disregarded entity for United States federal income tax purposes.

                  (ii) To the extent Section 8.3(c)(i) does not govern the state and local tax classification of Diamond, Diamond Holdings, Aquamarine and Peridot, the Managing Member shall take such action as may be required under applicable state and/or local law to cause Diamond to be treated as, and in a manner consistent with a partnership (or the functional equivalent thereof) and to cause each of Diamond Holdings, Aquamarine and Peridot to be treated as, and in a manner consistent with, a disregarded entity (or the functional equivalent thereof) for state and local income and franchise tax purposes; provided, that the Managing Member shall not take any action under this clause (c)(ii) which would be inconsistent with its obligations under Section 8.3(c)(i).

         Section 8.4 Proprietary Information. Notwithstanding any provision of this Diamond LLC Agreement or any other Transaction Document to the contrary, the Diamond Class A Member shall not have access to (i) information that the Managing Member reasonably believes to be in the nature of trade secrets or proprietary information, (ii) any information subject to the attorney-client privilege unless disclosure to the Diamond Class A Member would not result in a waiver of such privilege, (iii) any information that is required to be kept confidential by Applicable Law or (iv) any information that is required to be kept confidential by any Contractual Obligation entered into by any Diamond Class B Member, Diamond or any Diamond Project Company with any third person in good faith in the ordinary course of business and in any context that is not unreasonable in light of the contemplated transaction.

                                   ARTICLE IX

                              AMENDMENTS; MEETINGS

         Section 9.1 Amendments. Amendments to this Diamond LLC Agreement may be proposed by the Members. Following such proposal, the Managing Member shall submit to the Members a verbatim statement of any proposed amendment if counsel for Diamond shall have approved of the same in writing as to form, and the Managing Member shall include in any such submission a recommendation as to the proposed amendment. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Diamond LLC Agreement only if it receives the affirmative vote of all of the Members.

         Section 9.2 Meetings of the Members.

         (a) Meetings of the Members may be called by the Managing Member and shall be called upon the written request of any Member. The notice shall state the nature of the business to be transacted. Subject to other requirements specified herein regarding notice periods, notice of any such meeting shall be given to all Members not less than five Business Days nor more than thirty days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Members is permitted or required under this Diamond LLC Agreement, such vote or consent may be given at a meeting of

                                                           Diamond LLC Agreement


Members or may be given in accordance with the procedure prescribed in Section
9.3. Except as otherwise expressly provided in this Diamond LLC Agreement, the unanimous vote of the Members shall be required to constitute the act of the Members.

         (b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managing Member or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty days nor less than one Business Day before any such meeting.

         (c) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which the Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it or as provided under the terms of such proxy.

         (d) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

         Section 9.3 Unanimous Consent. In the event the consent of the Members is required for any action to be taken by Diamond, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in a writing executed by all the Members.

                                    ARTICLE X

                             TRANSFERS OF INTERESTS

         Section 10.1 Restriction on Dispositions of Interests.

         (a) Dispositions of Diamond Class A Member Interest. Except as provided in Article XI or Section 13.15, the Diamond Class A Member shall not Dispose of (other than by a retirement, repurchase or redemption) all or any portion of its Diamond Class A Member Interest or withdraw from Diamond without the prior written consent of the Diamond Class B Member (or, if EPED B is not the Managing Member of the Diamond Class B Member, the prior written consent of EPED B) in its sole discretion; provided, however, that during the Extension Period, no such consent shall be required in connection with the Disposition by the Diamond Class A Member of its Diamond Class A Member Interest to a Qualified Holder at any time after the Asset Sale Standstill Period for such Disposition shall have expired. Following any such Disposition by Investor of its entire Diamond Class A Member Interest, Investor shall be deemed withdrawn from Diamond as a Diamond Class A Member. Upon any Disposition, in whole or in part, made in accordance with this Section 10.1(a), the transferee of such Diamond Interest will be admitted as a Diamond Class A Member without further action or consent by any other Member.

         (b) Dispositions of Diamond Class B Member Interest. The Diamond Class B Member shall not Dispose of its Diamond Class B Member Interest to any Person or withdraw

                                                           Diamond LLC Agreement


from Diamond without the prior written consent of the Diamond Class A Member in its sole discretion; provided, however, that the Diamond Class B Member may Dispose of all or any portion of its Diamond Class B Member Interest to any El Paso Affiliate that is a Qualified Holder. Following any Disposition of the Diamond Class B Member Interest in whole, the Diamond Class B Member shall be deemed withdrawn from Diamond as a Diamond Class B Member. Upon any Disposition made in accordance with this Section 10.1(b), the transferee of such Diamond Interest will be admitted as a Diamond Class B Member without further action or consent by any other Member.

         (c) Permitted Transfers. Any Disposition permitted by this Section 10.1 shall be referred to in this Diamond LLC Agreement as a "PERMITTED TRANSFER," the Person to which the applicable Diamond Interest is transferred shall be a "PERMITTED TRANSFEREE" and the Diamond Interest transferred shall be a "TRANSFERRED INTEREST." A Permitted Transferee shall be entitled to become a substituted Member in Diamond in respect of the applicable Transferred Interest without any further act on the part of any other Member or the Managing Member being required. Any Permitted Transferee of 100% of the Diamond Class B Member Interest shall become the successor Managing Member hereunder without any further act on the part of any other Member being required; provided, that such successor Managing Member shall be subject to replacement as set forth in
Section 6.1(a).

         Section 10.2 Prohibited Dispositions.

         (a) Any purported Disposition of a Diamond Interest that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, however, that, if Diamond is required to recognize a Disposition of a Diamond Interest that is not a Permitted Transfer, the Transferred Interest shall be strictly limited to the transferor's rights to allocations and Distributions as provided by this Diamond LLC Agreement with respect to the Transferred Interest, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of Diamond) to satisfy any debts or obligations, or liabilities for damages that the transferor or transferee of such Diamond Interest may have to Diamond.

         (b) To the fullest extent permitted by law, in the case of a Disposition or attempted Disposition of a Diamond Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Disposition shall be liable to indemnify and hold harmless Diamond and the other Members from all losses, costs, liability, and damages that any of such indemnified Persons may incur (including incremental tax liability and reasonable lawyers' fees and expenses) as a result of such Disposition or attempted Disposition and efforts to enforce the indemnity granted hereby.

                                                           Diamond LLC Agreement


                                   ARTICLE XI

                       RETIREMENT OPTION; PURCHASE OPTION;
                         ASSET REMEDY; EXTENSION PERIOD

         Section 11.1 Diamond Class B Member's Retirement Option.

         (a) Retirement Option. The Diamond Class B Member may, without the consent of the Diamond Class A Member, at any time elect to cause not less than all of the Diamond Class A Member Interest to be retired in accordance with this
Section 11.1 (the "DIAMOND RETIREMENT OPTION"), by making an Irrevocable Election and giving written notice thereof (a "RETIREMENT NOTICE") to the Diamond Class A Member, the other Members (if any), the Indenture Trustee (if any Notes are then Outstanding) or the Fiscal Agent (if any Notes are not then Outstanding) and the New Indenture Trustee (if any New Notes are then Outstanding) (which notice shall include notification as to the matters set forth in Section 5.5); provided, however, that the Diamond Retirement Option may not be exercised without the consent of the Diamond Class A Member: (i) after the earliest to occur of (x) a Liquidating Event and (y) if a Note Trigger Event has occurred, the applicable Asset Remedy Standstill Expiration Date, provided, that, following the exercise and consummation of the Share Purchase Option, the Diamond Retirement Option may be exercised by the Diamond Class B Member after a Specified Equity Event or delivery of a QMR Notice without the consent of the Diamond Class A Member; or (ii) during the Extension Period at any time following the date on which an Asset Sale Notice shall have become effective pursuant to Section 11.4(a) until the earlier of the date of (x) the rescission of such Asset Sale Notice by the Diamond Class A Member and (y) the receipt by Diamond of the proceeds received from the sale of all assets identified in such Asset Sale Notice; and provided, further, that the Diamond Retirement Option may not be exercised (x) if the Diamond Retirement Amount payable in connection with such Diamond Retirement Option would exceed the balance of the Diamond Class A Member's Capital Account immediately after giving effect to the adjustments and allocations required by the first sentence of Section 11.1(c), and (y) unless the Topaz Majority Member exercises, simultaneously with the exercise of the Diamond Retirement Option, either the Topaz Purchase Option or the Topaz Retirement Option. Notwithstanding the foregoing, (i) the Diamond Retirement Option may be exercised without the consent of the Diamond Class A Member at any time during a FRCA Option Period so long as the Topaz Majority Member exercises, simultaneously with the exercise of the Diamond Retirement Option, either the Topaz Purchase Option or the Topaz Retirement Option and (ii) the Diamond Retirement may not be exercised after (x) if a Specified Equity Event has occurred, the earliest of (A) a Special Management Replacement Date, (B) the date on which an Asset Remedy Notice becomes effective in accordance with
Section 11.3(a) of the Diamond LLC Agreement, Garnet LLC Agreement or Topaz LLC Agreement, or (C) the date on which a Liquidation Notice becomes effective under
Section 12.10 of the Diamond LLC Agreement, the Topaz LLC Agreement or the Garnet LLC Agreement, or (y) the delivery of a QMR Notice.

         (b) Retirement Notice. Any Retirement Notice shall include the following:

                  (i) a statement that the entire Diamond Class A Member Interest is to be retired;

                                                           Diamond LLC Agreement


                  (ii) the date on which the retirement Distribution shall be made to the Diamond Class A Member (the "RETIREMENT DATE"), which date shall not be less than ten Business Days nor more than ninety days after the date on which the Retirement Notice was given; provided, however, that prior to the Extension Period Commencement Date and so long as any Notes or New Notes are Outstanding, if an Asset Remedy Notice or Liquidation Notice has been delivered pursuant to this Diamond LLC Agreement or a Specified Equity Event has occurred, in each case prior to the delivery of such Retirement Notice, the Retirement Date shall not be later than (A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the earlier of the Special Management Replacement Date or the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a);

                  (iii) a statement specifying the Diamond Retirement Amount to be Distributed or paid on the Retirement Date and showing the calculation thereof in reasonable detail; and

                  (iv) a representation and warranty by the Diamond Class B Member that Diamond has, or will have on the Retirement Date, Cash in an amount equal to or greater than the Diamond Retirement Amount.

         (c) Mark-to-Market. On the Retirement Date, the Gross Asset Values of all of Diamond assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Net Losses and other items of income, gain, loss and deduction of Diamond shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV. Solely for GAAP accounting purposes, the retirement of the Diamond Class A Member Interest pursuant to this Section 11.1(c) shall be deemed to be effective on the applicable Mark-to-Market Measurement Date. For all purposes of the Transaction Documents, on and after the retirement of the Diamond Class A Member Interest pursuant to this Section 11.1(c), the Diamond Class A Member shall be deemed to have withdrawn as, and to no longer be, a Diamond Class A Member hereunder and shall no longer be entitled to receive the Accrued Diamond Return.

         (d) Retirement Amount. On the Retirement Date, Diamond shall Distribute to the Diamond Class A Member Cash in an amount (the "DIAMOND RETIREMENT AMOUNT") that is equal to the excess of (x) the fair market value of the Diamond Class A Member Interest as of the Applicable Notice Date, which fair market value shall be presumed to be the Diamond Value as of the Applicable Notice Date (unless an Appraised Value Election has been made, in which case such fair market value shall be presumed to be the Appraised Price of the Diamond Class A Member Interest), over (y) the product of (I) the Diamond Percentage and (II) all repayments of and proceeds of, and all interest and earnings on, Financial Investments to the extent paid in Cash into the Accounts during the period from the Applicable Notice Date to (and including) the Retirement Date and not otherwise taken into account in the calculation of Diamond Value or Appraised Price, as the case may be. In addition, as a condition to the retirement of the Diamond Class A Member Interest on the Retirement Date, Diamond shall pay all Administrative Expenses and New Administrative Expenses then due and owing (to the extent such expenses are invoiced and notice thereof has been given to Garnet or Diamond at least three Business Days prior to the Retirement Date) to the extent not paid by Garnet, El Paso or any other Person on or

                                                           Diamond LLC Agreement


prior to the Retirement Date. Notwithstanding the foregoing, the Diamond Class A Member may make an Appraised Value Election by delivering written notice of such election to the Diamond Class B Member and Diamond no later than ten Business Days following the Applicable Notice Date; provided, however, that the Diamond Class A Member shall not be permitted to make an Appraised Value Election hereunder unless the Topaz Minority Member simultaneously makes an Appraised Value Election under the Topaz LLC Agreement with respect to its Topaz Minority Member Interest; and provided, further, that (i) any such election by the Diamond Class A Member shall be irrevocable upon delivery of such notice by the Diamond Class A Member, (ii) the General Appraisal Procedures shall be implemented, (iii) the Diamond Class A Member shall pay and assume liability for, and indemnify the other Members and Diamond against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith and (iv) Diamond shall be obligated to Distribute the Diamond Value on the Retirement Date, and the remainder of the Diamond Retirement Amount (or, if the Diamond Retirement Amount is less than the amount Distributed on the Retirement Date, a rebate in respect thereof) shall be Distributed to the Diamond Class A Member (or reimbursed to Diamond, as the case may be) through the post-closing adjustments described in Section 11.2(h). Diamond shall Distribute to the Diamond Class A Member an amount equal to the Diamond Value, and the Diamond Class A Member Interest in Diamond shall be retired, at 12:00 noon (New York City time) on the Retirement Date. Distributions to the Diamond Class A Member in connection with a retirement of the Diamond Class A Member Interest shall consist solely of Cash unless otherwise consented to by the Diamond Class A Member.

         (e) Treatment as a Retirement under Section 736. Payments made in liquidation of the Diamond Interest of the retiring Diamond Class A Member shall be made in exchange for the interest of such Member in Diamond Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in the goodwill of Diamond.

         Section 11.2 Diamond Class B Member's Purchase Option.

         (a) Purchase Option. The Diamond Class B Member may, at any time permitted pursuant to Section 11.2(b), elect to purchase or to cause the purchase of the Diamond Class A Member's entire Diamond Class A Member Interest (the "DIAMOND PURCHASE OPTION"); provided, that the Diamond Class B Member makes an Irrevocable Election and the Electing Purchasers give written notice (the "PURCHASE OPTION NOTICE") to the Diamond Class A Member, the Indenture Trustee (if any Notes are then Outstanding) or the Fiscal Agent (if any Notes are not then Outstanding) and the New Indenture Trustee (if any New Notes are then Outstanding) (which notice shall include notification as to the matters set forth in Section 5.5). The Diamond Class B Member may designate any Person as having the right, and may assign to any Person the right, to purchase all or a portion of the Diamond Class A Member Interest (the Diamond Class B Member and each such designee or assignee, an "ELECTING PURCHASER").

         (b) Exercise of Purchase Option. The Diamond Purchase Option may be exercised at any time; provided, however that the Diamond Purchase Option may not be exercised without the consent of the Diamond Class A Member: (i) after the earliest to occur of (x) a Liquidating Event and (y) if a Note Trigger Event has occurred, the applicable Asset Remedy Standstill

                                                           Diamond LLC Agreement


Expiration Date, provided, that, following the exercise and consummation of the Share Purchase Option, the Diamond Purchase Option may be exercised by the Diamond Class B Member after a Specified Equity Event or delivery of a QMR Notice without the consent of the Diamond Class A Member; or (ii) during the Extension Period at any time following the date on which an Asset Sale Notice shall have become effective pursuant to Section 11.4(a) until the earlier of the date of (x) the rescission of such Asset Sale Notice by the Diamond Class A Member and (y) the receipt by Diamond of the proceeds received from the sale of all assets identified in such Asset Sale Notice; and provided, further, that the Diamond Purchase Option may not be exercised unless the Topaz Majority Member exercises, simultaneously with the exercise of the Diamond Purchase Option, either the Topaz Purchase Option or the Topaz Retirement Option. Notwithstanding the foregoing, the Diamond Purchase Option may be exercised without the consent of the Diamond Class A Member at any time during a FRCA Option Period so long as the Topaz Majority Member exercises, simultaneously with the exercise of the Diamond Purchase Option, either the Topaz Purchase Option or the Topaz Retirement Option. Notwithstanding the foregoing, the Diamond Purchase Option may not be exercised after (x) if a Specified Equity Event has occurred, the earliest of (A) a Special Management Replacement Date, (B) the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a) of the Diamond LLC Agreement, Garnet LLC Agreement or Topaz LLC Agreement, or (C) the date on which a Liquidation Notice becomes effective under Section 12.10 of the Diamond LLC Agreement, the Topaz LLC Agreement or the Garnet LLC Agreement, or
(y) the delivery of a QMR Notice.

         (c) Purchase Option Notice. Any Purchase Option Notice shall include the following:

                  (i) a statement that the entire Diamond Class A Member Interest is to be purchased;

                  (ii) a statement listing the Electing Purchasers and specifying the amount of the Diamond Class A Member Interest that each such Electing Purchaser has agreed to purchase; and

                  (iii) a statement specifying the date on which the closing of the purchase and sale of the Diamond Class A Member Interest shall occur (the "PURCHASE DATE"), which Purchase Date shall not be less than ten Business Days nor more than ninety days after the date on which the Purchase Option Notice was given; provided, however, that prior to the Extension Period Commencement Date and so long as any Notes or New Notes are Outstanding, if an Asset Remedy Notice or Liquidation Notice has been delivered pursuant to this Diamond LLC Agreement or a Specified Equity Event has occurred, in each case prior to the delivery of such Purchase Option Notice, then the Purchase Date shall not be later than (A) in the case of an Asset Remedy Notice or Liquidation Notice, the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the earlier to occur of the Special Management Replacement Date or the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a), as applicable; and

                                                           Diamond LLC Agreement


                  (iv) a statement specifying the Diamond Purchase Price to be paid on the Purchase Date and showing the calculation thereof in reasonable detail.

         (d) Mark-to-Market. On the Purchase Date, the Gross Asset Values of all of Diamond assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, gain, deduction and credit of Diamond shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV.

         (e) Purchase Price. On the Purchase Date, the Electing Purchaser(s) shall pay to the Diamond Class A Member, in consideration for the Diamond Class A Member Interest, an amount of Cash (the "DIAMOND PURCHASE Price") that is equal to the excess of (x) the fair market value of the Diamond Class A Member Interest as of the Applicable Notice Date, which fair market value shall be presumed to be the Diamond Value as of the Applicable Notice Date (unless an Appraised Value Election has been made, in which case such fair market value shall be presumed to be the Appraised Price of the Diamond Class A Member Interest), over (y) the product of (I) the Diamond Percentage and (II) all repayments of and proceeds of, and all interest and earnings on, Financial Investments to the extent paid in Cash into the Accounts during the period from the Applicable Notice Date to (and including) the Purchase Date and not otherwise taken into account in the calculation of Diamond Value or Appraised Price, as the case may be. In addition, as a condition to the purchase of the Diamond Class A Member Interest on the Purchase Date, Diamond shall pay all Administrative Expenses and New Administrative Expenses then due and owing (to the extent such expenses are invoiced and notice thereof has been given to Garnet or Diamond at least three Business Days prior to the Purchase Date) to the extent not paid by Garnet, El Paso or any other Person on or prior to the Purchase Date. Notwithstanding the foregoing, the Diamond Class A Member may make an Appraised Value Election by delivering written notice of such election to the Electing Purchaser(s) no later than ten Business Days following the Applicable Notice Date; provided, however, that the Diamond Class A Member shall not be permitted to make an Appraised Value Election hereunder unless it simultaneously makes an Appraised Value Election under the Topaz LLC Agreement with respect to its Topaz Minority Member Interest; and provided, further, that
(i) any such election by the Diamond Class A Member shall be irrevocable upon delivery of such notice by the Diamond Class A Member, (ii) the General Appraisal Procedures shall be implemented, (iii) the Diamond Class A Member shall pay and assume liability for, and indemnify the other Members and the Electing Purchaser(s) against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith and (iv) the Electing Purchaser(s) shall be obligated to pay the Diamond Value on the Purchase Date, and the remainder of the Diamond Purchase Price (or, if the Diamond Purchase Price is less than the amount paid on the Purchase Date, a rebate in respect thereof) shall be paid to the Diamond Class A Member (or Electing Purchaser(s), as the case may be) through the post-closing adjustments described in Section 11.2(h).

                                                           Diamond LLC Agreement


         (f) Consummation of Purchase.

                  (i) The closing of the purchase and sale of the Diamond Class A Member Interest shall occur on the Purchase Date specified in the Purchase Option Notice; provided, that the Diamond Purchase Price shall be subject to post-closing adjustments as set forth in Section 11.2(h).

                  (ii) The closing shall occur at such place as is mutually agreeable to the Members, or upon the failure to agree, at the principal place of business of Diamond. On the Purchase Date, the Diamond Class A Member shall deliver to the Electing Purchasers good title to the Diamond Class A Member Interest purchased, free and clear of any liens, claims, encumbrances, security interests or options.

                  (iii) On the Purchase Date, the Members shall execute such documents and instruments of conveyance as may be reasonably necessary or appropriate to effectuate the transaction contemplated hereby, including the Disposition of the Diamond Class A Member Interest. The reasonable costs of such Disposition and closing, including attorneys' fees and filing fees of the Members, shall be paid by the Electing Purchasers in proportion to their Diamond Class A Member Interests.

                  (iv) Solely for GAAP accounting purposes and for purposes of the LLC Act, the purchase of the Diamond Class A Member Interest pursuant to this Section 11.2 shall be deemed to be effective as of the close of business on the applicable Mark-to-Market Measurement Date and, thereafter, the Electing Purchasers shall be admitted as substitute Diamond Class A Members of Diamond in respect of the portions of Investor's (or its successor's) Diamond Class A Member Interest acquired thereby and the Diamond Class A Member shall be deemed withdrawn as, and shall no longer be, a Diamond Class A Member hereunder.

         (g) Appraised Value Election. (x) In the event that the Class A Member shall have made an Appraised Value Election in accordance with Section 11.1(d) or Section 11.2(e) then, in each case, the Fair Market Value (determined as of the applicable Purchase Date or Retirement Date) of all Appraised Value Property shall be appraised in accordance with the General Appraisal Procedures. The Diamond Class A Member shall pay and assume liability for, and indemnify the other Members and Diamond against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith.

         (h) Post-Closing Adjustments. Upon completion of the General Appraisal Procedures with respect to Diamond and Topaz, if the Appraised Price with respect to the Diamond Class A Member Interest exceeds the Diamond Value paid or Distributed on the Purchase Date or Retirement Date, Diamond (in the case of a Diamond Retirement Option) or the Electing Purchaser(s) (in the case of a Diamond Purchase Option) shall Distribute or pay to the Diamond Class A Member an amount equal to such excess. In the event that the Appraised Price with respect to the Diamond Class A Member Interest is less than the Diamond Value paid or Distributed on the Purchase Date or Retirement Date, the Diamond Class A Member shall be obligated to pay (or cause to be paid) to Diamond (in the case of a Diamond Retirement Option)

                                                           Diamond LLC Agreement


or the Electing Purchaser(s) (in the case of a Diamond Purchase Option) such shortfall; provided, however, that in no event shall the Diamond Class A Member be obligated to pay an amount in excess of (a) the amount received by the Diamond Class A Member on the Retirement Date or Purchase Date, as applicable, over (b) the product of (i) the Diamond Percentage and (ii) any amounts specified in clause (a) used to redeem the Notes and/or the New Notes (after having applied monies derived from all other sources to the redemption of the Notes and/or the New Notes). Any amounts paid pursuant to this Section 11.2(h) shall be treated as adjustments to the Diamond Purchase Price or the Diamond Retirement Amount, as the case may be.

         (i) Treatment as Purchase Under Section 741. The Members agree to treat the Disposition of the Diamond Class A Member Interest to the Electing Purchasers pursuant to this Section 11.2 as a purchase and sale under Section 741 of the Code and not as a retirement under Section 736 of the Code.

         Section 11.3 Diamond Asset Remedy.

         (a) Exercise of Diamond Asset Remedy. So long as any Notes or New Notes are Outstanding, the Diamond Class A Member may, at any time following a Note Trigger Event, Shareholder Trigger Event or, after the repayment in full of all Outstanding Notes, a Specified Equity Event, elect to cause (i) the sale of or realization upon one or more assets of Diamond, Diamond Holdings, Aquamarine, Peridot and/or any Diamond Project Company in accordance with clause (b) below and/or (ii) the payment of Cash and/or proceeds of such asset sales pursuant to
Section 5.1(c), in each case by delivering an Asset Remedy Notice to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member), and such Asset Remedy Notice shall, unless the Diamond Class A Member Interest is retired pursuant to Section 11.1 or purchased pursuant to Section 11.2 on or prior to (A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such Asset Remedy Notice, become effective on, and permit a Diamond Asset Remedy on and after, (x) the applicable Asset Remedy Standstill Expiration Date or (y) in the case of a Specified Equity Event, the delivery of such Asset Remedy Notice; provided, however, that the Diamond Class A Member may rescind such Asset Remedy Notice by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) written notice of such rescission; provided, further, that in the case of a Specified Equity Event, if the Share Purchase Option is consummated on or prior to the tenth Business Day following delivery of such Asset Remedy Notice, then such notice shall be deemed to have been revoked and shall be of no further force and effect. Any such rescission shall not affect the Diamond Class A Member's right to deliver any subsequent Asset Remedy Notice.

         (b) Dispositions. After delivery of an Asset Remedy Notice and after the occurrence of the applicable Asset Remedy Standstill Expiration Date or, after repayment in full of the Outstanding Notes, a Specified Equity Event, the Diamond Class A Member shall have the right and authority to (i) cause Diamond to Dispose of any Diamond Property, (ii) cause Diamond to cause Diamond Holdings to Dispose of or realize upon any Diamond Holdings Property, (iii) cause Diamond to cause Diamond Holdings to cause Aquamarine and/or Peridot to Dispose of or realize upon any Aquamarine Property or Peridot Property, as the case may be, and/or (iv) cause Diamond to cause Diamond Holdings to cause Aquamarine and/or Peridot to cause one or more

                                                           Diamond LLC Agreement


Diamond Project Companies to Dispose of or realize upon Property of such Diamond Project Companies; provided, however, that no such Disposition shall be made to any Person that is the Diamond Class A Member or a Restricted Person.

         Section 11.4 Asset Sales.

         (a) Exercise of Asset Sale Rights. So long as no Notes or New Notes are Outstanding, the Diamond Class A Member may, at any time (x) following the occurrence of a Shareholder Trigger Event or a Specified Equity Event or (y) during the Extension Period, elect to cause (i) the sale of or realization upon one or more assets of Diamond, Aquamarine, Peridot and/or the Diamond Project Companies and/or (ii) the payment of Cash and/or proceeds of such asset sales pursuant to Section 5.1(c) by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) an Asset Sale Notice and such Asset Sale Notice shall become effective to permit the sale of the assets specified therein on the 10th Business Day following delivery of such Asset Sale Notice; provided, however, that the Diamond Class A Member may rescind such Asset Sale Notice by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) written notice of such rescission; and provided, further, that if an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or a Retirement Notice has been delivered pursuant to this Diamond LLC Agreement on or prior to such 10th Business Day, no Asset Sale Notice shall become effective to permit the sale of the assets specified therein until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notice (and then if, but only if, such purchase or retirement is not consummated). Any such rescission shall not affect the Diamond Class A Member's right to deliver any subsequent Asset Sale Notice.

         (b) Standstill; Dispositions. Notwithstanding any delivery of an Asset Sale Notice by the Diamond Class A Member in accordance with Section 11.4(a),
(i) (a) neither the Diamond Class A Member nor any of Diamond, Diamond Holdings, Aquamarine or Peridot (at the direction of the Diamond Class A Member) may enter into any binding agreement to Dispose of or realize upon any assets of Diamond, Diamond Holdings, Aquamarine or Peridot until the expiration of the applicable Asset Sale Standstill Period and (b) such agreements may be entered into only with respect to the assets specified in the applicable Asset Sale Notice that has become effective and (ii) no sale or other Disposition of any asset of Diamond, Diamond Holdings, Aquamarine or Peridot shall be made to any Person that is a Diamond Class A Member or a Restricted Person.

         Section 11.5 Extension Period.

         (a) Commencement of Extension Period. If a Shareholder Trigger Event or a Specified Equity Event shall have occurred or is continuing after the later of
(x) the Note Final Payment Date and (y) the New Note Final Payment Date, the Diamond Class A Member shall have the right (but shall not be obligated) to elect to commence the Extension Period by delivering written notice thereof to Topaz, the Topaz Majority Member, Diamond and the Diamond Class B Member.

                                                           Diamond LLC Agreement


         (b) Allocations; Payments. During the Extension Period (i) Net Income and Net Losses shall be allocated as set forth in Article IV and (ii) payments and Distributions shall be made to the Diamond Class A Member solely as set forth in Sections 5.1(b) and 5.1(c).

         (c) Restrictions on Authority of Managing Member. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Diamond Certificate of Formation or this Diamond LLC Agreement, during the Extension Period, (i) the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members: (x) cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to acquire (by purchase, contribution, exchange or otherwise) any additional assets, (y) cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to incur any additional Permitted Financial Obligations, or (z) cause or permit Diamond, Diamond Holdings, Aquamarine or Peridot to make any Dispositions other than (1) Dispositions to provide Cash to be Distributed to Diamond for the purpose of enabling Diamond to make Distributions under
Section 5.1(b) and (2) Dispositions by Aquamarine of interests in Project Companies of the type described in clause (A), (B), (E) or (F) of Section 6.3(e), (ii) the Managing Member, on behalf of Diamond as sole member of Aquamarine, shall cause Aquamarine to Distribute to Diamond all Available Cash of Aquamarine to the extent permitted to be Distributed in accordance with the Aquamarine Financing Documents (other than Aquamarine Specified Credit Documents) and the Transaction Documents and (iii) the Managing Member, on behalf of Diamond as sole member of Peridot, shall cause Peridot to Distribute to Diamond all Available Cash of Peridot.

         (d) Expiration of Extension Period. If no Liquidating Event shall have occurred, then after the Extension Period Termination Date: (i) the Diamond Class A Member shall have no right or authority to cause Diamond to take any action and, without limitation of the foregoing, all of the Diamond Class A Member's rights under Sections 7.4, 11.3 and 11.4 shall be terminated and the Diamond Class B Member shall, without further action, have all of the rights given to the Diamond Class A Member under such Sections, (ii) the Diamond Class B Member shall have the right and authority to cause Diamond to admit one or more additional Members and/or issue additional membership interests and (iii) the Diamond Class B Member shall have the right to cause Diamond to retire the Diamond Class A Member Interest for an amount equal to the Diamond Class A Member's then current Capital Account balance.

         (e) Repurchase of Diamond Class A Member Interest. If on any date during the Extension Period (assuming that such date was a Repurchase Date):

                  (i) the sum of (w) the Topaz Minority Member's Capital Account in Topaz, (x) the Diamond Class A Member's Capital Account in Diamond,
         (y) the accrued and unpaid Diamond Class A Member's Cumulative Priority Return and (z) the accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return, would, if paid or Distributed to the Topaz Minority Member and the Diamond Class A Member (as applicable), result in Investor achieving or exceeding the Target IRR;

                  (ii) the sum of the Topaz Repurchase Price and the Diamond Repurchase Price equals the amount described in clause (i); and

                                                           Diamond LLC Agreement


                  (iii) the amount of Available Cash of Diamond together with the amount that would be receivable by Diamond from the sale or repayment of Diamond Permitted Assets of the type described in clause
         (b), (c), (d) or (e) of the definition thereof held by Diamond, equals or exceeds the Diamond Repurchase Price,

then Diamond shall (1) to the extent necessary to produce sufficient Cash to pay the Diamond Repurchase Price (as defined below), sell or demand repayment of any Financial Investments held by Diamond and (2) repurchase the Diamond Class A Member Interest in accordance with the procedures set forth in Sections 11.2(f)(ii) and 11.2(f)(iii) on the Repurchase Date for an amount (the "DIAMOND REPURCHASE PRICE") equal to the excess of (A) the amount that would, if paid or Distributed to the Topaz Minority Member and the Diamond Class A Member (as applicable), result in Investor achieving the Target IRR, over (B) the Topaz Repurchase Price paid by Topaz in respect of its repurchase of the Topaz Minority Member Interest in accordance with Section 11.5(e) of the Topaz LLC Agreement; provided, however, that in no event shall the sum of the Diamond Repurchase Price and the Topaz Repurchase Price equal an amount that would, if paid or Distributed to the Topaz Minority Member and the Diamond Class A Member (as applicable), result in Investor achieving an Internal Rate of Return in excess of or less than the Target IRR. For all purposes of the Transaction Documents, for GAAP accounting purposes and for purposes of the LLC Act, on and after the Repurchase Date, the Diamond Class A Member shall be deemed withdrawn as, and shall no longer be, a Diamond Class A Member hereunder.

         The Members agree to treat payments in respect of the repurchase pursuant to this Section 11.5(e) for U.S. federal income tax purposes as made in liquidation of the Diamond Class A Member Interest as follows:

                  (i) first, as a guaranteed payment described in Section 707(c) of the Code to the extent of any accrued and unpaid Diamond Class A Member's Cumulative Priority Return and accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return, pursuant to
         Section 736(a)(2) of the Code; and

                  (ii) second, the excess (if any), as a Distribution in liquidation of the Diamond Class A Member Interest, pursuant to Section 736(b)(1) of the Code, including the interest of such Member in the goodwill of Diamond.

         (f) Repurchase Date; Mark-to-Market. On the Repurchase Date, the Gross Asset Values of all of Diamond's assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, gain, deduction and credit of Diamond shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV.

                                                           Diamond LLC Agreement


                                   ARTICLE XII

                           DISSOLUTION AND WINDING UP

         Section 12.1 Liquidating Events. Diamond shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, "LIQUIDATING EVENTS"):

                  (a) Expiration of Term. The tenth anniversary of the Closing Date.

                  (b) Liquidation Notice. The date on which, pursuant to Section 12.10, a Liquidation Notice becomes effective to cause a Liquidating Event.

                  (c) Unanimous Vote. The unanimous vote of the Members to dissolve, wind up, and liquidate Diamond or Aquamarine.

                  (d) [Reserved].

                  (e) Illegality, etc. The happening of any event that makes it unlawful, impossible, or impractical to carry on the business of Diamond or the Delaware Court of Chancery has entered a decree pursuant to Section 18-802 of the LLC Act, and such decree has become final.

                  (f) Fourth Anniversary of Extension Period Commencement Date. The fourth anniversary of the Extension Period Commencement Date shall have occurred and there has been no prior Extension Period Termination Date.

The Members hereby agree that, notwithstanding any provision of the LLC Act, Diamond shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 12.1(a) (so long as no other Liquidating Event has occurred), Diamond shall not be dissolved or required to be wound up if at the time of such event there is at least one remaining Member and that Member carries on the business of Diamond in accordance with Section 18-801 of the LLC Act (any such remaining Member being hereby authorized to carry on the business of Diamond). If at such time there is not at least one remaining Member or the remaining Member does not carry on the business of Diamond, Diamond shall be liquidated in accordance with this Article XII.

         Section 12.2 Winding Up. Upon the occurrence of a Liquidating Event, Diamond shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action with respect to Diamond that is inconsistent with the winding up of Diamond's business and affairs; provided that all covenants contained in this Diamond LLC Agreement and obligations provided for in this Diamond LLC Agreement shall continue to be fully binding upon the Members until such time as Diamond Property has been distributed pursuant to this Section 12.2 and the Diamond Certificate of Formation has been canceled pursuant to the LLC Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of Diamond. On the occurrence of a Liquidating Event, the Gross Asset Values of all of Diamond's assets shall be adjusted to equal their respective Mark-to Market Values as of the Mark-to-

                                                           Diamond LLC Agreement


Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, deduction, gain and credit of Diamond shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with
Article IV. The Liquidator shall take full account of Diamond's liabilities and the Diamond Property and, except as otherwise provided in Section 12.3, shall, within 75 days of the occurrence of a Liquidating Event or, in the event that the certification by the JV Accountants required by Section 8.2(d) has not been delivered by such 75th day as soon as practicable after delivery of such accountant's certification but in any event within 90 days of such Liquidating Event, cause the Diamond Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 12.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law and notwithstanding anything in this Diamond LLC Agreement to the contrary, in the following order (without duplication):

                  (a) First, to creditors (including to the Diamond Class A Member to the extent such Member is a creditor, to the extent otherwise permitted by Applicable Law and including with respect to payments of accrued and unpaid Diamond Class A Member's Cumulative Priority Return and accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return), other than the Diamond Class B Member and its Affiliates, in satisfaction of all of Diamond's debts and liabilities other than liabilities for which reasonable provision for payment has been made;

                  (b) Second, to the payment and discharge of all of Diamond's debts and liabilities incurred in accordance herewith to the Diamond Class B Member and its Affiliates to the extent adequate provision therefor has not been made; and

                  (c) Third, the balance to the Members in accordance with their respective Capital Accounts, as provided under Article IV, immediately after giving effect to the adjustments and allocations required by the third sentence of this Section 12.2.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

         The Diamond Class B Member understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of Diamond to be made upon its liquidation, it expressly waives any right that it, as a creditor of Diamond, might otherwise have under the LLC Act to receive distributions of assets pari passu with the other creditors of Diamond in connection with a distribution of assets of Diamond in satisfaction of any liability of Diamond, and hereby subordinates to said creditors any such right.

         Section 12.3 Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations. In the event Diamond is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), (x) Distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(2), and (y) if the Diamond Class B Member's Capital Account has a deficit balance (after giving effect to all contributions, Distributions, and allocations for all Allocation Periods, including the Allocation Period during which such liquidation occurs), the Diamond

                                                           Diamond LLC Agreement


Class B Member shall make a Capital Contribution to Diamond in the amount necessary to restore such deficit balance to zero in compliance with Regulation
Section 1.704-1(b)(2)(ii)(b)(3).

         In the discretion of the Liquidator, with the consent of the Members, a portion (determined in the manner provided below) of the distributions that would otherwise be made to the Members pursuant to this Article XII may be:

                  (a) Distributed to a trust established for the benefit of the Members solely for the purposes of liquidating Diamond Property, collecting amounts owed to Diamond, and paying any contingent or unforeseen liabilities or obligations of Diamond or of the Managing Member arising out of or in connection with Diamond. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by Diamond would otherwise have been distributed to the Members pursuant to Section 12.2; or

                  (b) Withheld to provide a reasonable reserve for liabilities (contingent or otherwise) of Diamond and to allow for the collection of the unrealized portion of any installment obligations owed to Diamond; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Members that is instead distributed to a trust pursuant to Section 12.3(a) or withheld to provide a reserve pursuant to Section 12.3(b) shall be determined in the same manner as the expense or deduction would have been allocated if Diamond had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.2.

         Section 12.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XII, in the event Diamond is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Diamond Property shall not be liquidated, Diamond's debts and other liabilities shall not be paid or discharged, and Diamond's affairs shall not be wound up. Instead, solely for federal income tax purposes, Diamond shall be deemed to have contributed all of the Diamond Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, Diamond will be deemed to liquidate by Distributing interests in the new company to the Members.

         Section 12.5 Rights of Members. Each Member shall look solely to the Diamond Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.9, shall have no right or power to demand or receive property other than Cash from Diamond.

         Section 12.6 Notice of Dissolution. The Managing Member shall promptly provide written notice to each of the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event (other than a Liquidating Event of the type described in Section 12.1(a)) in accordance with Section 6.5(b).



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
                                                           Diamond LLC Agreement


         Section 12.7 Character of Liquidating Distributions. All payments made in liquidation of the Diamond Interest of a withdrawing Member (whether pursuant to Article XI or Article XII, but excluding payments pursuant to Section 12.2(a)) shall be made in exchange for the interest of such Member in Diamond Property pursuant to Code Section 736(b)(1), including the interest of such Member in goodwill of Diamond.

         Section 12.8 The Liquidator.

         (a) Definition. The "LIQUIDATOR" means (i) in the case of any Liquidating Event described in clause (a), (c) or (e) of Section 12.1, the Diamond Class B Member or any other Affiliate of El Paso appointed as Liquidator by the Diamond Class B Member and (ii) in the case of any other Liquidating Event, the Diamond Class A Member or any other Person appointed as Liquidator by the Diamond Class A Member.

         The Diamond Class B Member (or the Diamond Class A Member if it may then appoint the Liquidator) may appoint an appointee to be Liquidator on or prior to the date on which a Liquidation Event occurs by delivering written notice of such appointment to the other Members. Any such appointment may be subsequently withdrawn by similar written notice.

         The Liquidator shall have the rights set forth in Section 18-803(b) of the LLC Act and exclusively shall have the rights, power and authority of the Managing Member necessary or appropriate in its discretion to effect the dissolution, winding up and liquidation of Diamond. The actions of the Liquidator shall for all purposes be the actions of Diamond.

         (b) Fees. Diamond is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

         (c) Resignation of Liquidator. At any time any Liquidator may, in its discretion, resign as Liquidator and the Diamond Class B Member (or the Diamond Class A Member if it may then appoint the Liquidator) shall appoint a replacement Liquidator pursuant to Section 12.8(a).

         Section 12.9 Form of Liquidating Distributions.

         (a) In General. Except as provided in this Section 12.9, for purposes of making distributions required by Section 12.2, the Liquidator may determine whether to distribute all or any portion of Diamond Property in-kind or to sell all or any portion of Diamond Property and distribute the proceeds therefrom, provided that the Liquidator shall not distribute Diamond Property other than Cash to the Diamond Class A Member without its consent, and the Liquidator shall be required to reduce Diamond Property to Cash to the extent necessary to make distributions to the Diamond Class A Member pursuant to Section 12.2 in Cash.

         (b) Diamond Class A Member In-Kind Election. At the election of the Diamond Class A Member, the Liquidator may be required to distribute all of the Diamond Property in-kind. In such event, Diamond Property to be distributed to each Member shall be determined by the Liquidator; provided that, subject to the next sentence, distributions of any Diamond Property to the Diamond Class A Member other than the El Paso Notes or Financial Investments

                                                           Diamond LLC Agreement


shall require the consent of all of the Members. If the liquidation of Diamond is caused by the Bankruptcy of El Paso, the Diamond Class B Member, the Managing Member or Diamond, upon the request of the Diamond Class A Member and to the extent so requested, the Liquidator shall distribute to the Diamond Class A Member, to the extent practicable, the EPED B/Garnet Notes or Financial Investments.

         Section 12.10 Liquidation Notice.

         (a) Liquidating Events Prior to Extension Period. Prior to the Extension Period Commencement Date, the Diamond Class A Member may, at any time on or after the occurrence of a Note Trigger Event or Specified Equity Event, deliver to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) a written notice (a "LIQUIDATION NOTICE") stating that such Note Trigger Event or such Specified Equity Event constitutes a Liquidating Event; provided, however, that: (i) the delivery of a Liquidation Notice shall not become effective to cause a Liquidating Event until
(A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such Liquidation Notice; (ii) except in the case of a Specified Equity Event, the Diamond Class A Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) a rescission notice prior to the applicable Asset Remedy Standstill Expiration Date; and (iii) except in the case of a Specified Equity Event, if both (x) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to this Diamond LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date and (y) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Topaz LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date, then no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notices (and then if, but only if, each of the Topaz Minority Member Interest and the Diamond Class A Member Interest shall not have been either purchased or retired).

         (b) Liquidating Events During Extension Period. The Diamond Class A Member may, on any date during the Extension Period, elect to cause a Liquidating Event by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) a Liquidation Notice; provided, however, that: (i) the delivery of such Liquidation Notice shall not become effective to cause a Liquidating Event until the 10th Business Day following delivery of such Liquidation Notice; (ii) the Diamond Class A Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Diamond Class B Member is not the Managing Member, the Diamond Class B Member) a rescission notice prior to such 10th Business Day; and (iii) if both (x) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to this Diamond LLC Agreement on or prior to such 10th Business Day and
(y) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Topaz LLC Agreement on or prior to such 10th Business Day, no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case

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
                                                           Diamond LLC Agreement


may be, specified in such notices (and then if, but only if, each of the Topaz Minority Member Interest and the Diamond Class A Member Interest shall not have been either purchased or retired).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Amendments. No amendment or waiver of any provision of this Diamond LLC Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all Members in accordance with Section 9.1. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

         Section 13.2 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Diamond LLC Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (b) when the same is actually received (if during the recipient's normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the facsimilied communication sent by regular mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed, if to any Member or the Managing Member, to such person at its address or facsimile number set forth on Schedule 13.2 hereto or to such other address as such Person may from time to time specify by notice, and if to any other Person, at its address specified in the Transaction Document pursuant to which such Person is to receive notice or by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice under the relevant Transaction Document.

         Section 13.3 No Waiver; Cumulative Remedies. No failure on the part of any Person to exercise, and no delay in exercising, any right under this Diamond LLC Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Diamond LLC Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Diamond LLC Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

         Section 13.4 Waiver of Jury Trial. EACH PARTY TO THIS DIAMOND LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DIAMOND LLC AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.



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
                                                           Diamond LLC Agreement



         Section 13.5 Counterparts. This Diamond LLC Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Diamond LLC Agreement may be delivered by facsimile transmission of the relevant signature pages thereof.

         Section 13.6 Survival of Representations, Warranties and Indemnities:
Entire Agreement. All representations, warranties and indemnities and undertakings to pay costs and expenses contained in this Diamond LLC Agreement or made by or on behalf of the parties hereto, as the case may be, in connection with this Diamond LLC Agreement shall survive (a) the execution and delivery of this Diamond LLC Agreement and the other Transaction Documents, (b) performance by each party of its Obligations under this Diamond LLC Agreement and each other Transaction Document to which it is a party and (c) the Disposition (whether or not such Disposition was a Permitted Transfer) by (i) Garnet of all or a portion of its Diamond Class B Member Interest in Diamond or any termination of its status as a Diamond Class B Member of Diamond pursuant to this Diamond LLC Agreement or (ii) any other Member of all or a portion of its Diamond Interest or any termination of such Person's status as a Member of Diamond, and may be relied upon by the Persons permitted thereunder, regardless of any investigation made at any time by or on behalf of such Persons or any such assignee.

         Section 13.7 Severability. If any term, provision, covenant or condition of this Diamond LLC Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Diamond LLC Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms. provisions, covenants or conditions of this Diamond LLC Agreement so long as this Diamond LLC Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Diamond LLC Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon such parties. If any provision hereof is held to be unenforceable, invalid or illegal as stated above, the parties hereto will endeavor in good faith negotiations to replace such provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited unenforceable provision.

         Section 13.8 Construction. Every covenant, term, and provision of each Transaction Document shall be construed simply according to its fair meaning and not strictly for or against any party thereto.

         Section 13.9 [Reserved].

         Section 13.10 Governing Law. THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS DIAMOND LLC AGREEMENT, THE CONSTRUCTION OF ITS

                                                           Diamond LLC Agreement

TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBERS.

         Section 13.11 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Diamond Property.

         Section 13.12 Consent to Jurisdiction. Each Member (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware and of any New York State court or Federal court sitting in the Borough of Manhattan in any action arising out of this Diamond LLC Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         Section 13.13 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Diamond LLC Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Diamond LLC Agreement and specifically to enforce the terms and provisions of this Diamond LLC Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

         Section 13.14 [Reserved].

         Section 13.15 Consent to Collateral Assignment by Diamond Class A Member; Rights of Action.

         (a) Pursuant to the terms of the Indenture, the Diamond Class A Member has granted a first priority security interest in substantially all of its assets (including, without limitation, all of the rights of the Diamond Class A Member under (i) the Diamond Class A Member Interest and (ii) this Diamond LLC Agreement, but excluding the Excepted Rights) to the Indenture Trustee for the benefit of the holders from time to time of the Notes. Each of Diamond and the Diamond Class B Member hereby acknowledges and consents, for the benefit of the Diamond Class A Member and the Indenture Trustee, on behalf of the holders of the Notes, to such grant by the Diamond Class A Member to the Indenture Trustee (or to any subsequent transferee following foreclosure on such security interest) and agrees that the Indenture Trustee, on behalf of the holders of the Notes (or any subsequent transferee following foreclosure on such security interest), shall, on or after a Note Trigger Event have the right to pursue any remedy available to the Diamond Class A Member under this Diamond LLC Agreement, the other Transaction Documents or in law to secure the performance by Diamond, the Diamond Class B Member or any other Person of its obligations hereunder or thereunder.

                                                           Diamond LLC Agreement


         (b) The parties hereto further acknowledge the rights of action of the New Indenture Trustee to enforce, and institute and maintain any suit, action or proceeding against the Investor to enforce, or otherwise act in respect of, the rights of the New Noteholders under the New Indenture and to maintain any proceeding against the assets of the Investor to enforce, or levy on, any judgment resulting therefrom, subject to Section 2.05(f) of the New Indenture.

         Section 13.16 Effectiveness. This Diamond LLC Agreement shall take effect as of the Effective Date.

                  IN WITNESS WHEREOF, the undersigned have executed this Diamond LLC Agreement as of the date above first written.

                                        DIAMOND CLASS A MEMBER:
                                        ----------------------

                                        GEMSTONE INVESTOR LIMITED


                                        By:      /s/ J.S. Klep
                                           -------------------------------------
                                          Name:  J.S. Klep
                                          Title: Director


                                        DIAMOND CLASS B MEMBER:
                                        ----------------------

                                        GARNET POWER HOLDINGS, L.L.C.

                                         By: EPED B Company, its Managing Member



                                        By:  /s/ Antonio Carlos C. Balthazar
                                           -------------------------------------
                                          Name:  Antonio Carlos C. Balthazar
                                          Title: Authorized Signatory

                                                           Diamond LLC Agreement

ACKNOWLEDGED AND AGREED:


GARNET POWER HOLDINGS, L.L.C., as Managing Member:

         By: EPED B Company, its Managing Member




         By: /s/ Antonio Carlos C. Balthazar
             -----------------------------------------
             Name:  Antonio Carlos C. Balthazar
                    Title: Authorized Signatory



ACKNOWLEDGED AND AGREED:

DIAMOND POWER VENTURES, L.L.C.

         By: GARNET POWER HOLDINGS, L.L.C., its Managing Member

             By: EPED B Company, its Managing Member


         By:  /s/ Antonio Carlos C. Balthazar
            ----------------------------------
            Name:  Antonio Carlos C. Balthazar
            Title: Authorized Signatory


                                       2